Exhibit 4.1

TAX-EFFICIENT SAVINGS PLAN
FOR HOURLY EMPLOYEES
FORD MOTOR COMPANY TAX-EFFICIENT
SAVINGS PLAN FOR HOURLY EMPLOYEES

This Plan has been established by the Company to enable employees to save and invest in a systematic manner and to provide them with an opportunity to become stockholders of the Company.

The Plan is intended to constitute a plan described in Section 404(c) of the Employee Retirement Income Security Act, and Title 29 of the Code of Federal regulations Section 2550.404c-1. The fiduciaries of the Plan may be relieved of the liability for any losses which are the direct and necessary result of investment instructions given by a participant or beneficiary.

I. Definitions
As hereinafter used:
1. “Account” shall mean, as appropriate, any one of a Member’s Tax-Efficient Savings Account, After-Tax Savings Account, Catch-Up Contributions, rollover contributions or any combination of such accounts and contributions.
2. “After-Tax Savings Contributions” shall mean amounts contributed by an Employee to the Plan from the Employee’s Wages, as provided in Paragraph IV hereof.
3. “After-Tax Savings Account” shall mean an Account of a Member under the Plan to which are credited After-Tax Contributions made by such Employee and Earnings thereon.
4. ‘‘Bond Index Fund’’ shall mean that portion of the trust fund under the Plan consisting of investments made by the Trustee in accordance with Subparagraph 3 of Paragraph XIII hereof.
5. ‘‘Bond Index Fund Units’’ shall mean the measure of a member’s interest in the Bond Fund as described in Subparagraph 3 of Paragraph XIII hereof.
6. “Cash value of assets” shall mean the value of the assets, expressed in dollars, in a member’s account under any investment election under the Plan or the total thereof, as the case may be, at the close of business on the date such cash value is to be determined.
7. ‘‘Catch-Up Contributions’’ shall mean amounts contributed by an Employee to the Plan from the Employee’s paycheck as provided in Subparagraph 2 of Paragraph IV hereof.
8. ‘‘Code’’ shall mean the Internal Revenue Code of 1986, as amended.
9. ‘‘Collective Bargaining Agreement’’ shall mean the Collective Bargaining Agreement dated November 3, 2007 between the Company and the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America, UAW.
10. ‘‘Committee’’ shall mean the Committee created by the Company pursuant to the provisions of Paragraph XX hereof.
11. ‘‘Common Stock Index Fund’’ shall mean that portion of the trust fund under the Plan consisting of investments made by the Trustee in accordance with Subparagraph 2 of Paragraph XIII hereof.
12. ‘‘Common Stock Index Fund Units’’ shall mean the measure of a member’s interest in the Common Stock Index Fund as described in Subparagraph 2 of Paragraph XIII hereof.
13. ‘‘Company’’ shall mean Ford Motor Company.
14. ‘‘Company stock’’ shall mean Common Stock of the Company.
15. ‘‘Composite Quotation Listing’’ shall mean a composite listing of market prices of securities supplied by a reputable financial statistical service selected by the Trustee, which listing includes the prices at which securities are traded on national securities exchanges located in the United States.
16. ‘‘Current market value’’ shall mean, with reference to Company stock, the closing market price on the New York Stock Exchange on the day in question or, if no sales were made on that date, at the closing market price on the next preceding day on which sales were made.
17. ‘‘Earnings’’, with reference to Tax-Efficient Savings Contributions, After-Tax Savings Contributions, Catch-Up Contributions and any rollover contributions shall mean earnings resulting from the investment and any reinvestment of such contributions and any increment thereof and shall include interest, dividends and other distributions on such investments.
18. ‘‘Employee’’ shall mean each person who is employed at an hourly rate by a Participating Company and is enrolled on the active employment rolls of such Participating Company maintained in the United States.
19. ‘‘ERISA’’ shall mean the Employee Retirement Income Security Act of 1974, as amended.

Exhibit 4.1

20. “Ford Stock Fund” shall mean that portion of the trust fund under the Plan consisting of investments made by the Trustee in accordance with Subparagraph 1 of Paragraph XIII hereof.
21. “Ford Stock Fund Units” shall mean the measure of a member’s interest in the Ford Stock Fund as described in Subparagraph 1 of Paragraph XIII hereof.
22. ‘‘Interest Income Fund’’ shall mean that portion of the trust fund under the Plan consisting of investments made by the Trustee in accordance with Subparagraph 4 of Paragraph XIII hereof.
23. ‘‘Interest Income Fund Manager’’ shall mean one or more persons or companies, corporations, or other organizations appointed by the Company to manage the assets of the Interest Income Fund. The Trustee may be designated an Interest Income Fund Manager by the Company.
24. "Investment Process Committee". shall mean the committee created by the Company pursuant to the provisions of Article XX of the Plan.
25. Investment Process Oversight Committee. shall mean the committee created by the Company pursuant to the provisions of Article XX of the Plan.
26. ‘‘Member’’ shall mean and include (a) an employee who shall have elected to participate in the Plan and, in the case of an employee of a Participating Company, shall have filed a Tax-Efficient Savings agreement then outstanding under the Plan, and (b) a person who has assets under the Plan.
27. ‘‘Participating Company’’ shall mean and include the Company, AAI Employee Services Company, LLC, and each Subsidiary of the Company that shall have elected to participate in the Plan with the consent of the Company. ‘‘Subsidiary of the Company’’ shall mean a domestic corporation not less than a majority of the voting stock of which is owned directly or indirectly by the Company.
28. ‘‘Performance Bonus Payments’’ shall mean payments to Members pursuant to Article IX, Section 2 (b)(1) of the Collective Bargaining Agreement.
29. Plan Administrator. shall mean the Company, or such other person or committee of persons designated by the Company to administer the Plan on behalf of the Company, including a person or entity unrelated to the Company, hereinafter referred to as the third party plan administrator.
30. ‘‘Plan Year’’ shall mean, prior to the Plan Year beginning in December 1999, a twelve-month period starting on the first day of the first pay period beginning in a calendar year and ending on the last day of the last pay period beginning in such calendar year. Notwithstanding the foregoing, the 1999 Plan Year shall end on December 30, 1999. Thereafter, the Plan Year shall be a twelve-month period beginning December 31 and ending the following December 30. For the Plan Year beginning December 31, 2004, the Plan Year shall be a one-day period ending on December 31, 2004. Thereafter, the Plan Year shall be a calendar year beginning January 1 and ending the following December 31.
31. ‘‘Profit sharing distributions’’ shall mean amounts distributed to hourly employees under profit sharing plans of a Participating Company.
32. ‘‘Subsidiary’’ or ‘‘Affiliate’’ shall mean (a) all corporations that are members of a controlled group of corporations within the meaning of Section 1563(a) of the Internal Revenue Code (determined without regard to Section 1563(a)(4) and Section 1563(e)(3)(c) of the Internal Revenue Code) and of which the Company is then a member and (b) all trades or businesses, whether or not incorporated, that, under the regulations prescribed by the Secretary of the Treasury pursuant to Section 414(c) of the Internal Revenue Code, are then under common control with the Company.
33. ‘‘Tax-Efficient Savings account’’ shall mean an account of a member under the Plan to which are credited Tax-Efficient Savings Contributions on behalf of such employee and earnings thereon.
34. ‘‘Tax-Efficient Savings election’’ shall mean an agreement between an employee and the Participating Company to have the employee’s wages or profit sharing distributions reduced by an amount specified by the employee and to have an amount equal to such reduction contributed by the Participating Company to the Plan on behalf of the employee, pursuant to Section 401(k) of the Internal Revenue Code and Paragraph IV hereof.
35. ‘‘Tax-Efficient Savings Contributions’’ shall mean amounts contributed by the Company to the Plan on behalf of an employee, pursuant to a Tax-Efficient Savings agreement, as provided in Paragraph IV hereof.
36. ‘‘Trustee’’ shall mean the trustee or trustees appointed by the Company pursuant to the provisions of Paragraph XVI hereof.
37. ‘‘Wages’’ shall mean the regular base pay for straight time hours, including holiday pay and vacation pay (including the related excused absence allowance), and incentive pay, bereavement pay, jury duty pay, and short-term military duty pay, and the straight time portion of any overtime hours paid, up to a total of 40 hours in a week for all such payments, cost of living allowance applicable to the foregoing, and Performance Bonus Payments to which an employee of a Participating Company is entitled prior to giving effect to any Tax-Efficient Savings election. Performance Bonus payments shall qualify as wages irrespective of the 40 hour maximum. Wages shall also include contributions made on behalf of the Member that are not includible in the gross income of the Member by reason of the application of Code Sections 125, 132(f), 129, or 402(e)(3).

Exhibit 4.1

‘‘Wages’’ shall not include any other category of compensation (e.g., overtime premium pay, Saturday and Sunday premium pay, cost-of-living allowance not applicable to the foregoing, call-in pay, shift premium pay, seven-day premium pay, holiday premium pay, grievance awards, moving allowances, supplemental unemployment benefit payments under the Company’s Supplemental Unemployment Benefit Plan (including automatic short-week benefit payments), suggestion awards, tool allowances, apprentice training incentives, the cost to the Participating Company of providing Group Life Insurance and Survivor Income Benefit coverages in excess of $50,000 (or any other imputed income as may be designated by law), pension or retirement plan payments, any Christmas bonus, or any other special remuneration).

In addition, effective January 1, 1995, wages for purposes of determining the amount of contributions that may be made to the Plan by employees whose regularly scheduled hours are less than 40 hours as a result of the establishment of a three-shift operation at the discretion of the Company shall be determined by

(i)	multiplying the excess of 40 hours over the regularly scheduled hours by a rate equal to the sum of the regular straight-time rate and the applicable cost-of-living allowance and
(ii)	adding thereto straight-time pay and applicable cost-of-living allowance for hours worked, up to a total of 40 hours in a week for all such payments.

For years beginning after December 31, 1988, the annual compensation of each employee taken into account for determining all benefits provided under the Plan for any determination period shall not exceed the amount specified in Section 401(a)(17) of the Internal Revenue Code.

II. Eligibility

Except as hereinafter provided, each employee of a Participating Company shall be eligible for membership in the Plan and to make After-Tax Savings Contributions and to have Tax-Efficient Savings Contributions made to the Plan three months after such employee’s initial date of hire (eligibility date).

The Company may in its discretion determine, in the event of the acquisition by a Participating Company (by purchase, merger or otherwise) of all or part of the assets of another corporation, that the service of a person as an employee of such other corporation shall be included in ascertaining whether he or she has had such service as required above for eligibility, provided that he or she shall have become an employee of a Participating Company in connection with such acquisition.

Leased employees are not considered employees and are therefore excluded from eligibility for membership in the Plan. The term ‘‘leased employee’’ includes any person (other than an employee of the Company) who pursuant to an agreement between the Company and any other person (‘‘leasing organization’’) has performed services for the Company (or for the Company and related persons determined in accordance with Section 414(n)(6) of the Internal Revenue Code) on a substantially full time basis for a period of at least one year, and such services are performed under primary direction or control by the Company. For purposes of this subparagraph, the term Company shall include the Company and its subsidiaries.

III. Membership

Membership of any employee in the Plan shall be entirely voluntary except as otherwise provided in Paragraph XXVI hereof.

An eligible employee may elect membership in the Plan as of any pay period commencing after such employee’s eligibility date or as of the date of any profit sharing distribution by delivering a notice of election to participate and a Tax-Efficient Savings election in accordance with Paragraph IV hereunder.

Exhibit 4.1

A newly-hired employee of a Participating Company may elect membership in the Plan prior to the date on which such employee would otherwise become eligible for membership in the Plan for the limited purpose of making a rollover contribution to the Plan as hereinafter provided.

IV. Contributions

1. Tax-Efficient Savings Contributions

Each eligible employee, by making a Tax-Efficient Savings election in such form and in such manner and at such time as the Committee may prescribe, may elect to have contributed to the Plan on his or her behalf
(a) for each pay period, a Tax-Efficient Savings Contribution in such amount as he or she may authorize at a rate of not less than one percent nor more than twenty (20) percent for the period following the first pay period after January 1, 1997 through the first pay period after January 1, 1998, twenty-five (25) percent through March 31, 2002, forty (40) percent from April 1, 2002 through the end of the pay period including March 31, 2004, and fifty (50) percent following the first pay period after April 1, 2004 and thereafter in increments of one percent, of his or her wages for such pay period, such amounts to be rounded down to the nearest cent, and
(b) for each profit sharing distribution, a Tax-Efficient Savings Contribution in such amount as he or she may authorize at a rate of not less than one percent nor more than 100 percent, in increments of one percent, of such profit sharing distribution.
Subject to the foregoing provisions of this paragraph IV, the rate of Tax-Efficient Savings Contributions with respect to wages authorized by the employee may be decreased, increased or stopped by him or her by delivering notice of such change in such form and in such manner and at such time as the Committee shall specify. If an employee shall become ineligible to have Tax-Efficient Savings Contributions made to the Plan, his or her Tax-Efficient Savings election shall terminate forthwith. If the Tax-Efficient Savings election of an employee shall terminate for any reason, the employee thereafter may, subject to the eligibility provisions of the Plan, resume the making of Tax-Efficient Savings Contributions to the Plan, as of the first day of any pay period by giving notice in such form and in such manner and at such time as the Committee shall specify.

The Company shall contribute to the Plan each pay period, out of current or accumulated earnings and profits, an amount equal to the aggregate of the amounts of Tax-Efficient Savings Contributions to be contributed by the Company on behalf of employees pursuant to such employees’ elections under Tax- Efficient Savings agreements with respect to such pay period.

2. Catch-Up Contributions

For Plan Years commencing December 31, 2001 and thereafter, all members who are eligible to make Tax-Efficient Savings Contributions and who have attained age 50 before the close of the Plan Year shall be eligible to make Catch-Up Contributions in accordance with, and subject to the limitations of Section 414(v) of the Code. Such Catch-Up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Section 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k) (12), 410(b) or 416 of the Code, as applicable, by reason of the making of such Catch-Up Contributions. Each eligible employee, by delivering notice in such form and in such manner and at such time as the Committee shall specify, may elect to have Company contributions allocated on his or her behalf as Catch-Up Contributions for each pay period not in excess of fifty (50) percent of his or her wage for such pay period designated in whole percentage amount of wage.

The rate of Catch-Up Contributions with respect to wages authorized by the employee may be decreased, increased or stopped by him or her by delivering notice of such change in such form and in such manner and at such time as the Committee shall specify. If the Catch-Up Contribution election of an employee shall terminate for any reasons, the employee thereafter may, subject to the eligibility provisions of the Plan, resume the making of Catch-Up Contributions to the Plan.

Exhibit 4.1

3. After-Tax Savings Contributions

Beginning January 1, 2000, or as soon as practicable thereafter, in lieu of all or part of the contributions an employee may authorize in accordance with Subparagraph 1 of Paragraph IV, an employee may elect in the manner prescribed by the Committee to contribute an equivalent amount to the Plan on an after-tax basis. Such contributions shall be allocated to the employee’s After-Tax Savings Account.

The Committee may require employees of a Participating Company who elect to make After-Tax Savings Contributions to the Plan to contribute by payroll deductions or by such other method as the Committee may designate. If the Committee shall designate a method other than payroll deductions, the Committee shall adopt rules applying, as nearly as practicable, the provisions of this Paragraph IV relating to payroll deductions to such method of making After-Tax Savings Contributions.

4. Limitation on Contributions

(a) Definitions. As hereinafter used in this Paragraph IV:

‘‘Average Tax-Efficient Savings Contribution percentage’’ means the average of the Tax-Efficient Savings Contribution percentages of the eligible employees in a group.

‘‘Tax-Efficient Savings Contribution percentage’’ means the ratio (expressed as a percentage) of Tax-Efficient Savings Contributions under the Plan on behalf of the eligible employee for the year to the eligible employee’s compensation for the year. ‘‘Compensation’’ for this purpose means compensation paid by the Company to the employee during the year which is required to be reported as wages on the employee’s Form W-2, plus Tax-Efficient Savings Contributions. The determination of the Tax-Efficient Savings Contribution percentage and the treatment of Tax-Efficient Savings Contributions shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury pursuant to the Internal Revenue Code.

The Tax-Efficient Savings Contribution percentage for any eligible employee who is a highly compensated employee for the year and who is eligible to have Tax-Efficient Savings Contributions allocated to his or her account under two or more plans described in Section 40l(a) of the Internal Revenue Code or arrangements described in Section 40l(k) of the Internal Revenue Code that are maintained by the Company or an Affiliate shall be determined as if all such contributions were made under a single plan.

“Average After-Tax Contribution percentage” means the average of the After-Tax Savings Contribution percentages of the eligible employees in a group.

“After-Tax Contribution percentage” means the ratio (expressed as a percentage) of After-Tax Savings Contributions under the Plan on behalf of the eligible employee for the year to the eligible employee’s compensation for the year.  “Compensation” for this purpose means compensation paid by the Company to the employee during the year which is required to be reported as wages on the employee’s Form W-2, plus Tax-Efficient Savings Contributions. The determination of the After-Tax Contribution percentage and the treatment of After-Tax Savings Contributions shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury pursuant to the Internal Revenue Code. The After-Tax Contribution Percentage for any eligible employee who is a highly compensated employee for the year and who is eligible to make After-Tax Savings Contributions to his or her accounts under two or more plans described in Section 401(a) of the Internal Revenue Code or arrangements described in Section 401(m) of the Internal Revenue Code that are maintained by the Company or an Affiliate shall be determined as if all such contributions were made under a single plan.

The term ‘‘highly compensated employee’’ includes highly compensated active employees and highly compensated former employees. A highly compensated active employee includes any employee who performs service for the Company and who (i) was a 5 percent owner at any time during the look-back year or determination year, which terms are defined below, or (ii) for the look-back year, received compensation from the Company in excess of $80,000 (as adjusted pursuant to the Internal Revenue Code).

Exhibit 4.1

For this purpose, the determination year shall be the Plan Year. The look-back year shall be the twelve-month period immediately preceding the determination year.

A highly compensated former employee includes any employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the Company during the determination year, and was a highly compensated active employee for either the separation year or any determination year ending on or after the employee’s 55th birthday.

The determination of who is a highly compensated employee, including the determinations of the number and identity of employees in the top-paid group, and the compensation that is considered, will be made in accordance with Section 414(q) of the Internal Revenue Code and the regulations thereunder. For this purpose, for the Plan Year beginning in 1997, ‘‘compensation’’ shall mean compensation within the meaning of Section 415(c)(3) of the Internal Revenue Code determined without regard to Section 402(e)(3) and 402(h)(l)(B) of the Internal Revenue Code, and for Plan Years beginning after January 1, 1998, shall mean compensation as defined in Section 415(c)(3) of the Internal Revenue Code.   For limitation years beginning on and after January 1, 2001, for purposes of applying the limitations described in Article XXV of the Plan, compensation paid or made available during such limitation years shall include elective  amounts that are not includible in the gross income of the employee by reason of Section 132(f) (4) of the Code.

(b) Limits on Tax-Efficient Savings Contributions

The total amount of Tax-Efficient Savings Contributions allowable under Tax-Efficient Savings elections for any employee for any year beginning on or after January l, l988 shall not exceed the lesser of 1) prior to January 1, 2000, $7,000 multiplied by the cost-of-living adjustment factor prescribed by the Secretary of the Treasury under Section 4l5(d) of the Internal Revenue Code and after January 1, 2000, the maximum allowed by Sections 401(a) (30) and 402(g) of the Code as from time to time in effect or as provided by any successor provisions; or 2) twenty (20) percent for the period following the first pay period after January 1, 1997 through the first pay period after January 1, 1998, twenty-five (25) percent through March 31, 2002, forty (40) percent from April 1, 2002 through the end of the pay period including March 31, 2004, and fifty (50) percent following the first pay period after April 1, 2004 and thereafter of the employee’s wages for that year plus 100 percent of the profit sharing distributions payable to the employee during that year.

(c) Limitations on Tax-Efficient Savings Contributions Applicable to Highly Compensated Employees

For each employee who is a highly compensated employee for the year the total amount of Tax- Efficient Savings Contributions available shall not exceed the percent of the employee’s wages and profit sharing distributions for the year determined as follows. There first shall be determined, under the following table, an average allowable tax-efficient savings percentage, for the eligible employees who are not highly compensated employees for the year as a group.

If the average of the actual Tax-Efficient Savings Contribution percentages of eligible employees who are not highly compensated employees for the preceding Plan Year (or if the Company amends the Plan to elect the Current Plan year) is*:
The allowable average Tax-Efficient Savings Contribution percentage for eligible employees who are highly compensated employees shall not exceed:

(a)	2% or less	(a)	2.0 times the average of the actual tax-efficient savings percentages for eligible employees who are not highly compensated employees.

Exhibit 4.1

(b)	over 2% but not more than 8%	(b)	2.0 percentage points added to the average of the actual tax-efficient sav-ings percentages for eligible employees who are not highly compensated employees.

(c)	more than 8%	(c)
1.25 times the average of the tax-efficient savings percentages for eligible employees who are not highly compensated employees or, in any case, such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of parts (a) and (b) of this limitation with respect to any highly com-pensated employee.  Notwith-standing the above, the multiple use test described in Treasury Regulations Section 1.401(m)-2 shall not apply for Plan Years beginning after December 31, 2001.

*Effective for Plan Years beginning after December 31, 2004, the Plan was amended to elect the current Plan Year.

(d) Limitations on After-Tax Savings Contributions Applicable to Highly Compensated Employees

The After-Tax Contribution percentage of any eligible employee who is a highly compensated employee for the year shall be limited to the extent required under the following tables:

After-Tax Contribution Percentage Limitation

If the average of the After-Tax Contribution percentage of eligible employees who are not highly compensated employees for the preceding Plan Year (or if the Company amends the Plan to elect the current Plan Year) is*:
The allowable average After-Tax Contribution percentage for the current Plan Year for eligible employees who are highly compensated employees shall not exceed:

(a)	2% or less	(a)	2.0 times the average of the actual After-Tax Contribution percentages for eligible employees who are not highly compensated employees.

(b)	over 2% but not more than 8%	(b)	2.0 percentage points added to the average of the actual After-Tax Contribution percentage for eligible employees who are not highly compensated employees

Exhibit 4.1

(c)	more than 8%	(c)
1.25 multiplied by the average After-Tax Contribution percentage for eligible employees who are not highly compensated employees or, in any case, such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of parts (a) and (b) of this limitation with respect to any highly compensated employee.  Notwithstanding the above, the multiple use test described in Treasury Regulation Section 1.401(m)-2 shall not apply for Plan Years beginning after December 31, 2001.

*Effective for Plan Years beginning after December 31, 2004, the Plan was amended to elect the  current Plan Year.

(e) Committee Actions to Limit Contributions

The Committee shall, to the extent necessary to conform to the foregoing limitations, reduce the amounts of allowable After-Tax Savings Contributions and Tax Efficient Savings Contributions, respectively, for the year with respect to any or all eligible employees who are highly compensated employees. Any such reductions by the Committee shall be made in such manner as the Committee from time to time may prescribe. For purposes of this section, the Plan shall satisfy the requirements of Sections 401(k)(3) and 401(m) of the Code and Treas. Reg. Sections 1.401(k)1(b) and 1.401(m)-1.

5. Return of Contributions in Excess of Limitations

Subject to such regulations as the Committee from time to time may prescribe, a member whose Tax-Efficient Savings Contributions to this Plan and similar contributions to all other plans in which the member is a participant exceed the limit of $7,000 multiplied by the cost-of-living adjustment factor prescribed by the Secretary of the Treasury for any year may request and receive return of such excess Tax-Efficient Savings Contributions to this Plan for such year and earnings thereon by submitting a request for return of such excess in this Plan to the Committee in such form as shall be acceptable to the Committee. Such amounts shall be returned to such member no later than April l5, l989, and each April l5 thereafter, to members who submit such requests to the Committee no later than the immediately preceding March l.

Tax-Efficient Savings Contributions and earnings thereon in excess of the limitations in this Paragraph IV applicable to such contributions by employees shall be returned to members on whose behalf such contributions were made for the preceding Plan Year at such times and upon such terms as the Committee shall prescribe. Income on excess contributions shall be allocated in the same manner that income is allocated to members’ accounts during the plan year, and such method will be used consistently for all affected members. Notwithstanding the foregoing provisions of this paragraph, for years beginning after December 31, 1996 excess Tax-Efficient Savings Contributions and earnings thereon shall be returned on the basis of the amount of contributions by or on behalf of members as provided in Sections 401(k)(8)(c) of the Code.

6. Rollover Contributions

A newly-hired employee of a Participating Company who elects membership in the Plan in accordance with Paragraph III may make a rollover contribution, as permitted under Section 402(a)(5) of the Internal Revenue Code, to the Plan in cash in an amount not exceeding the total amount of taxable proceeds distributed to such employee by a similar qualified plan maintained by his or her immediately preceding former employer. The rollover contribution must be made by the employee within 60 days following the receipt by the employee of such distribution from such former employer’s plan. Rollover contributions shall be invested in accordance with the provisions of Paragraph VII as the employee shall elect.

Exhibit 4.1

Effective January 1, 2002, the Plan will accept the following types of rollover contributions:

(a) Direct Rollovers of eligible rollover distributions from a qualified plan described in Sections 401(a) or 403(a) of the Code, including after-tax employee contributions; an annuity contract described in Section 403(b) of the Code, excluding after-tax employee contributions; and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state or any agency or instrumentality of a state or political subdivision of a state.

(b) Member Rollover Contributions of an eligible rollover distribution from a qualified plan described in Sections 401(a) or 403(a) of the Code; an annuity contract described in Section 403(b) of the Code; and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or agency or instrumentality of a state or political subdivision of a state.

(c) Member Rollover Contributions of the portion of a distribution from an individual retirement account or annuity described in Sections 408(a) or 408(b) of the Code that is eligible to be rolled over and would otherwise be includible in gross income.

7. Contributions Following Service in a Uniformed Service

A member of the Plan who is reinstated following qualified military service, as defined in the Uniformed Services Employment and Reemployment Rights Act, may elect to have contributions made to the Plan from such member’s wages paid following such qualified military service that shall be attributable to the period contributions were not otherwise permitted due to military service. Such additional contributions shall be based on the amount of wages and profit sharing that the member would have received but for military service and shall be subject to the provisions of the Plan in effect during the applicable period of military service. Such contributions shall be made during the period beginning upon reemployment following military service and ending at the lesser of (i) five years or (ii) the member’s period of military service multiplied by three. Such additional contributions shall not be taken into account in the year in which they are made for purposes of any limitation or requirement identified in Section 414(u)(1) of the Internal Revenue Code provided, however, that such contributions, when added to contributions previously made, shall not exceed the applicable limits in effect during the period of military service if the member had continued to be employed by the Company during such period. Further, payments on any loan or loans outstanding during the period of military service shall be extended for a period of time equal to the period of qualified military service.

8. Recovery of Contributions

The Company may recover, without interest, the amount of its contributions made on account of a mistake in fact, provided that such recovery is made within one year after the date of such contribution. Any recovery by the Company of its contributions to the Plan shall not exceed the value at the time of recovery of assets acquired with the Company’s contributions and earnings thereon.

In the event the deduction of the contribution made by the Company is disallowed under Section 404 of the Internal Revenue Code, such contribution (to the extent disallowed) must be returned to the Company within one year of the disallowance of the deduction.

V. Member’s Account in Trust Fund

As soon as practicable after each pay period but in any event not later than 15 days after the month of payment of wages for such pay period, the Company shall pay to the Trustee (a) the Tax-Efficient Savings, After-Tax Savings and Catch-Up Contributions for such period, and (b) the amounts of payments by members with respect to loans and interest thereon pursuant to Paragraph XI hereof. Upon receipt of such payments by the Trustee, the aggregate amount of such payments (and earnings thereon, as from time to time received by the Trustee) shall be credited to the respective accounts of the members, and the Trustee shall hold, invest and dispose of the same as provided in the Plan.

Exhibit 4.1

The corpus or income of the trust may not be diverted to or used for any purpose other than the exclusive benefit of the members or their beneficiaries.

VI. Vesting

The assets credited to a member’s account shall be fully vested and no portion of such account shall be subject to forfeiture for any reason whatsoever.

VII. Member’s Election as to Investment of Funds

Tax-Efficient Savings (including Catch-Up Contributions) and After-Tax Savings Contributions made on behalf of a member shall be invested as the member shall elect in one or more of the Ford Stock Fund, the Common Stock Index Fund, the Bond Index Fund, the Interest Income Fund, and any of the Additional Mutual Funds and Non-Mutual Funds listed in Appendix A, provided that the amount contributed to any investment election shall be at least five percent of the amount contributed; contributions in excess of five percent shall be made in increments of one percent.

A complete description of each of the Additional Mutual Funds listed in Appendix A is provided in the prospectus for each Fund. Members should request and read the prospectus prior to making a decision regarding investing in a particular fund. A prospectus will be delivered promptly to any employee upon request.

The Investment Process Committee may, in its discretion, make recommendations to the Investment Process Oversight Committee for approval of: additions to, deletions from or replacements for any of the Additional Mutual Funds and Non-Mutual Funds listed in Appendix A, as described in Article XX.

A Member’s investment election hereunder shall be confirmed on his or her Confirmation Statement. Each investment election hereunder with respect to wages shall remain in effect until changed by the Member, and may be changed effective for any pay period in respect of Tax-Efficient Savings and After-Tax Savings Contributions made thereafter by delivering a notice in such form and in such manner and at such time as the Committee shall specify. Profit sharing distributions that Members elect to have contributed to the Plan shall be invested in accordance with a Member’s election in effect with respect to weekly wages at the time profit sharing distributions are contributed to the Plan or, if the Member does not have in effect such an election with respect to weekly wages, in accordance with the Member’s latest election or, in the absence of any such election, in the Interest Income Fund.

VIII. Transfer of Assets to Other Investment Elections

Any member may elect, at such times, in such manner, to such extent and with respect to such assets as the Committee from time to time may determine, to have the value of all or part of the assets invested in any investment election under the Plan in such member’s account transferred by being invested in such account in such other of the ways in which After-Tax Savings Contributions and Tax-Efficient Savings Contributions (including Catch-Up Contributions) may be invested pursuant to this Paragraph VIII as the member shall elect; provided, however, that:

(a) a member may make one (1) or more such transfer elections each business day;
(b) a member may make such transfer elections in either a dollar amount, share/unit or a percentage of the amount invested in such investment election from which such transfer is elected, in increments of one percent, provided that the amount transferred is at least the greater of five percent of the value of the assets in the investment election from which transfer is elected or $250.00, or, if the amount invested in the investment election from which transfer is elected is less than $250.00, the entire value of the assets invested in the investment election from which transfer is elected; and
(c) all such transfer elections shall be subject to such other regulations as the Committee may prescribe, which may specify, among other things, application procedures, minimum and maximum amounts that may be transferred, procedures for determining the value of assets, the subject of a transfer election and other matters which may include conditions or restrictions applicable to transfer elections.

Exhibit 4.1

IX. Investment of Dividends, Interest, Etc.

Cash dividends, interest, and the cash proceeds of any other distribution in respect of any investment funds available under this Plan, shall be invested in the respective Funds giving rise to the same; except that, commencing with respect to Company stock with the dividend payable in the third quarter of 1996, all or a portion of cash dividends paid on Company stock held in the Ford Stock Fund that have not been in the Plan continuously since January 1, 1989 shall be distributed in accordance with the provisions of Paragraph X to members who have elected to invest in the Ford Stock Fund unless such members elect not to receive such dividends. Cash dividends on Company stock in the Ford Stock Fund that are not distributed to members shall be invested on behalf of the members entitled thereto in the Ford Stock Fund through the purchase of additional Ford Stock Fund Units.

X. Distribution of Assets

Distribution of all assets in a Member’s account shall be governed by the following provisions:

1. Termination of Employment

In the case of a Member’s termination of employment for any reason (whether voluntary or by discharge, with or without cause), the cash value of assets in his or her account shall be delivered to the Member as soon as practicable after the earliest of the following:

(i) Receipt of a request for distribution made by the Member at or after termination of employment in accordance with the provisions of Paragraph XII,

(ii) In the case of a Member who has terminated employment, attained age sixty-five (65), and requested a distribution of the cash value of the assets in his or her account, provided that the request for distribution is received by the end of the Plan Year in which the Member attains age sixty-five (65), the distribution shall be made no later than the 60th day after the close of the Plan Year in which such Member attains age sixty-five (65),

(iii)Attainment of age seventy and one half (70-1/2) on or after January 1, 1988 in which event distribution of the cash value of assets in his or her account shall begin not later than April 1 of the calendar year following the calendar year in which the Member attains age seventy and one half (70-1/2) and shall be made over a period of fifteen (15) years or, if the Member so elects, over the life of the Member or the lives of the Member and the Member’s beneficiary under the Plan (including the Member’s spouse) in accordance with Section 401(a) (9) of the Internal Revenue Code and with regulations prescribed by the Secretary of the Treasury thereunder and subject to such regulations as the Committee may prescribe.

Distributions for calendar years 2001 and 2002 will be made in accordance with Section 401(a) (9) 2001 Proposed Regulations, including the incidental death benefit requirements of the Code Section 401(a) (9) (G).

Effective January 1, 2003, all distributions made with respect to a Member who has attained age 70 1/2 shall be made in accordance with the regulations prescribed by the Secretary of the Treasury under Section 401(a) (9) Final and Temporary Regulations of the Code, including the minimum distribution incidental death benefit requirements of Code Section 401(a) (9)(G), and subject to such regulations as the Committee may prescribe. The distribution provisions under Section 401(a) (9) Final and Temporary Regulations override any inconsistent distribution options in the Plan included herein. Notwithstanding the immediately preceding sentence, a Member may at anytime elect a distribution under Article XII of the Plan.

(a) Required Beginning Date. The Member’s entire interest will be distributed, or begin to be distributed to the Member no later than the member’s Required Beginning Date as defined in Subsection 3(b).
(b) Amount of Required Minimum Distribution for Each Distribution Calendar Year. During the Member’s lifetime, the minimum amount that will be distributed for each distribution calendar year (as defined in Subsection 3(b)) is the lesser of:

Exhibit 4.1

(i) the quotient obtained by dividing the Member’s account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a) (9)-9 of the Treasury Regulations, using the Member’s age as of the Member’s birthday in the Distribution Calendar Year; or
(ii) if the Member’s sole designated beneficiary for the distribution calendar year is the member’s spouse, the quotient obtained by dividing the Member’s account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Member’s and spouse’s attained ages as of the Member’s and spouse’s birthdays in the Distribution Calendar Year.
(c) Lifetime Required Minimum Distributions Continue Through Year of Member’s Death. Required minimum distributions will be determined under this subsection beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Member’s date of death.
(iv)Prior to January 1, 2008, for accounts established on or after October 1, 1995, at termination of employment if the value of the account is less than $3,500 (determined within 90 days after termination) and was less than $3,500 on the effective date of any prior withdrawal or distribution from such member’s account.

Effective January 1, 2008, after termination of employment if the value of the account is less than $3,500 (determined within 90 days after termination) without regard to when the account was established or the value of the account on the effective date of any prior withdrawal or distribution.

Effective January 1, 2004, rollover amounts will not be considered when determining this involuntary distribution. Effective for distributions paid pursuant to this paragraph on or after March 28, 2005 that are in excess of $1,000, if the Member does not elect to have such distribution paid directly to an eligible retirement plan specified by the Member in a direct rollover or to receive the distribution directly, then the Plan will pay the distribution in a direct rollover to an individual retirement plan designated under the authority provided for in Sections XX and XXI of the Plan.

2. Dividends on Company stock in the Ford Stock Fund

All or a portion of cash dividends paid on shares of Company stock in the Ford Stock Fund that have not been in the Plan continuously since January 1, 1989 shall be distributed proportionately to Members who have assets in the Ford Stock Fund on the dividend record date and do not reject such distribution.

The amount of such dividends that shall be distributed to Members who do not reject distribution shall equal the lesser of (i) the total of such dividends, or (ii) the total amount of dividends paid on all shares held in the Ford Stock Fund multiplied by the ratio of the number of Ford Stock Fund units in the accounts of Members who do not reject such distribution to the number of Ford Stock Fund units in the accounts of all Members, such determination to be made as of the dividend record date. The amount of such dividends that shall be distributed to each Member who has not rejected such distribution shall be equal to the total amount of dividends to be distributed multiplied by the ratio of the number of Ford Stock Fund units in the account of such Member to the total number of Ford Stock Fund units in the accounts of all Members who have not rejected such distribution, all determined as of the end of each business day that is a trading day of the New York Stock Exchange.

For dividends paid after January 1, 2002, Members shall have the right to receive such dividends from the Plan. It shall be presumed that such dividends will be reinvested in the Plan unless the Member elects otherwise.

The committee shall from time to time determine the manner in which Members shall be provided an opportunity to reject distribution of Company stock dividends or to change a prior election with respect to distribution. Distribution of such dividends shall be made as soon as practicable after receipt of such dividends by the Trustee.

A Member to whom such dividends would otherwise be distributed may reject such distribution in such manner and at such time as the Committee shall determine.

Exhibit 4.1

3. Death of a Member

In the event of death of a member, distribution shall be made to such Member’s beneficiaries hereunder as soon as practicable after notice of such Member’s death is received by the Company.

Notwithstanding the provisions of the immediately preceding sentence, effective January 1, 2000, or as soon as is administratively feasible thereafter, (a) if a Member’s beneficiary is the member’s surviving spouse, if the member has elected a distribution schedule which had commenced by the Member’s date of death, the Member’s account shall continue to be paid to the surviving spouse pursuant to such schedule or, at the spouse’s election at any time, in a lump sum, and (b) if distribution of the Member’s account has not commenced as of the member’s date of death, the surviving spouse shall, for purposes of the distribution requirements and options under the Plan, be deemed a Member; except that the surviving spouse shall be deemed to attain age seventy and one-half (70-1/2) on the date the Member would have attained such age.

Effective January 1, 2003, all distributions made in the event of the death of a member shall be made in accordance with the regulations prescribed by the Secretary of the Treasury under Section 401(a) (9) Final and Temporary Regulations of the Code included herein, and subject to such regulations as the Committee may prescribe. The distribution provisions under Section 401(a) (9) Final and Temporary Regulations override any inconsistent distribution options in the Plan included herein.

(a) Time and Manner of Distribution in the event of the death of a Member before distributions begin. If the Member dies before distributions begin, the cash value of the Member’s account will be distributed, or begin to be distributed, no later than as follows:
(i) If the Member’s surviving spouse is the sole designated beneficiary, then, except as provided in this Section, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the member died, or by December 31 of the calendar year in which the member would have attained age 701/2, if later.
(ii) If the Member’s surviving spouse is not the Member’s sole designated beneficiary, the cash value of the member’s account balance will be distributed to the designated beneficiary by December 31 of the calendar year containing the fifth (5th) anniversary of the member’s death.
(iii) If there is no designated beneficiary as of September 30 of the year following the year of the member’s death, the cash value of the Member’s account balance will be distributed to the member’s estate by December 31 of the calendar year containing the fifth (5th) anniversary of the member’s death.
(iv) If the Member’s surviving spouse is the member’s sole designated beneficiary and the surviving spouse dies after the Member but before distributions to the surviving spouse begin, the cash value of the Member’s account balance will be made to the surviving spouse’s estate.

(b) Definitions: For purposes of this Section, the following terms shall have the following meanings:
(i) Designated beneficiary. The individual who is designated as the beneficiary under Section XXIV of the Plan and is the designated beneficiary under Section 401(a) (9) of the Internal Revenue Code and Section 1.401(a) (9)-1, Q&A-4, of Treasury regulations.

(ii) Distribution Calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the member’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the member’s Required Beginning Date. For distributions beginning after the member’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under this Section of the Plan. The required minimum distribution for the member’s first Distribution Calendar Year will be made on or before the member’s Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the member’s Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

(iii) Life expectancy. Life expectancy is computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations.

Exhibit 4.1

(iv) Member’s Account Balance. The account balance as of the last valuation date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.

(v) Required Beginning Date. April 1 of the calendar year following the later of: (a) the calendar year in which the employee attains age 701/2 or (b) the calendar year in which the employee retires, except as provided in Section 409(d) of the Code, in the case of an employee who is a 5-percent owner (as defined in Section 416) with respect to the Plan Year ending in the calendar year in which the employee attains age 701/2.

4. Miscellaneous

For purposes of any distribution of assets in a member’s account pursuant to this Paragraph X, the cash value of assets in his or her account shall be reduced by the balance of any loan made to such Member as provided in Paragraph XI hereof and interest thereon that is unpaid at the effective date of such distribution.

Subject to the provisions of Paragraph XVII hereof, and subject to such regulations as the Committee from time to time may prescribe, a member receiving a distribution pursuant to this Paragraph X may direct the Trustee to make distribution of the cash value of assets in such Member’s Ford Stock Fund account in the form of whole shares of Company stock and cash for any fraction of a share, such distribution to be at a price per share equal to the current market value of Company stock on the effective date of the distribution. The Member so directing the Trustee shall pay all applicable transfer taxes incident to the distribution of such shares by the Trustee, and the amount thereof may be deducted from the payment made by the Trustee to the Member.

Assets held for the benefit of an alternate payee pursuant to a qualified domestic relations order as defined by Section 414(p) of the Internal Revenue Code of 1986 and Section 206(d) of ERISA shall be distributed prior to the date on which assets would be distributed to a Member if such order so requires provided that such order requires distribution of all assets held for the benefit of such alternate payee.

In the event that distribution to a Member or his or her beneficiary or beneficiaries cannot be made because the identity or location of such member or such beneficiary or beneficiaries cannot be determined after reasonable efforts and if the assets in such Member’s account for that reason remain undistributed for a period of one year, the Committee may direct that the assets in such Member’s account shall be forfeited and all liability for the payment thereof shall terminate provided, however, that in the event that the identity or location of the member or beneficiary is subsequently determined, the value of the assets in such Member’s account at the date of forfeiture shall be paid by the Company to such person in a single sum. The value of the assets so forfeited shall be applied, as soon as practicable, to reimburse the Company for its expense in administering the Plan. For such purposes, the value of the assets in such member’s account shall be determined as of the date of the forfeiture.

5. Rollovers

A Member who would otherwise receive a distribution may elect to have the Trustee transfer directly to an Individual Retirement Account (‘‘IRA’’) of the Member or to another employer’s plan in which the Member is a participant all or part of the assets included in the distribution, including Company stock, except (i) a distribution required to be made to a Member who has attained age seventy and one-half (70 1/2) to satisfy the minimum distribution requirements of Section 401(a)(9) of the Internal Revenue Code, (ii) the portion of the distribution that constitutes a return of the Member’s after-tax contributions that were transferred from the Tax Reduction Act Stock Ownership Plan for Hourly Employees when that Plan was terminated in 1989, (iii) effective for calendar years beginning January 1, 1999, an eligible rollover distribution described in Code Section 402(c) (4), which the participant can elect to roll over to another plan pursuant to Code Section 401(a) (31), excludes hardship withdrawals as defined in Code Section 401(k) (2) (B) (i) (IV), which are attributable to the Member’s elective contributions under Treasury Reg. Section 1.401(k)-1 (d) (2) (ii), or (iv) effective January 1, 2002, any amount that is distributed on account of hardship shall not be an eligible rollover distribution and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan. Any transfer shall be subject to such regulations as the Committee from time to time may prescribe. The member shall designate the IRA or other employer’s plan to which assets are to be transferred and transfer shall be made subject to acceptance by the transferee plan or IRA.

Exhibit 4.1

Effective January 1, 2002:
(a) Modification of definition of eligible retirement plan. For purposes of the direct rollover provisions in Section IV of the Plan, an eligible retirement plan shall also mean an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Section 414(p) of the Code.
(b) Modification of definition of eligible rollover distribution to exclude hardship distributions. For purposes of the direct rollover provisions in Section IV of the Plan, any amount that is distributed on account of hardship shall not be an eligible rollover distribution and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan.
(c) Modification of definition of eligible rollover distribution to include after-tax employee contributions. For purposes of the direct rollover provisions in Section IV of the Plan, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

6. Active Employees who attained age seventy and one-half (70 1/2) prior to January 1, 1997

Distributions to active employees who attained age seventy and one-half (70 1/2) prior to January 1, 1997 shall be continued in accordance with the provisions of the Plan and the Internal Revenue Code as in effect prior to January 1, 1997 unless such active employees elect to have such distributions discontinued effective beginning with distributions that would otherwise be required to be made for the 1997 Plan Year.

7. If the Committee shall find that any person to whom any payment is payable from the Plan is unable to care for his or her affairs because of illness, accident, or disability, or is a minor, any payment due may be paid to the spouse, child, a parent, or a brother or sister, or to any person deemed by the Committee to have incurred expense for such person otherwise entitled to payment (unless a prior claim therefor shall have been made by a duly appointed guardian, committee or other legal representative). In addition, the Committee may make distributions on behalf of minors to parties it deems appropriate under any Uniform Transfer to Minors Act. Any such payment shall be a complete discharge of the liabilities of the Plan therefor.

XI. Borrowings with Respect to Assets Attributable to Member’s Account

Subject to such regulations as the Committee from time to time may prescribe, a Member prior to termination of employment may apply for and receive a loan from the Plan provided that the aggregate of all such loans does not exceed the lesser of
(i)	fifty percent (50%) of the cash value of assets at the time of any such loan in his or her account but not more than $50,000; or
(ii)
$50,000 reduced by the difference between such Member’s highest loan balance under all plans of the Company and its subsidiaries during the previous 12 months (ending on the day before the effective date of such loan from the Plan) and such Member’s loan balance on the effective date of such loan.

The Member may designate the assets to be used to provide the amount of the loan or, if the Member so elects, such loan shall be made proportionately from each investment in such Member’s account under the Plan. Assets available for loans include Member’s Tax-Efficient Savings Contributions, Catch-Up Contributions, After-Tax Savings Contributions, any rollover contributions, and any earnings on such assets. No loan of less than $1,000 shall be made. All loans from all plans of the Company and other members of a group of employers described in Sections 414(b), 414(c), 414(m) and 414(o) of the Internal Revenue Code are aggregated for purposes of the above limitation in Subparagraph (ii).

Exhibit 4.1

All such loans shall (i) be available to all Members on a reasonably equivalent basis, (ii) be adequately secured, (iii) bear a reasonable rate of interest, and (iv) require level amortization with payments not less frequently than quarterly throughout the repayment period, except that alternative arrangements for repayment may apply in the event that the Member is on a qualified military leave within the meaning of Section 414(u) of the Code, and be subject to such other requirements, including repayment terms, as the Committee from time to time may prescribe, provided, however, that (a) the entire amount of any such loan and all amounts of related interest must be repaid not later than 60 months or, in the case of a loan made for the Member to buy or construct the principal residence of the Member, 120 months (or, when permitted by law, such later date as the Committee may determine) after the month in which the loan is effective and (b) repayments shall be made by a Member from his or her wages by payroll deductions or in such other manner as the Committee may prescribe. The Committee shall determine a rate of interest such that the Plan is provided with a return commensurate with the interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances. Any loan to a Member shall be secured by such Member’s interest in the Plan. All such requirements shall be applicable on a uniform and non-discriminatory basis to all Members who may apply for such loans.

Amounts paid by a Member, including interest payments, with respect to any such loan shall be credited to a loan subaccount in such Member’s account. Loan repayments, including interest, on loans made before October 1, 1995 shall be invested in the Interest Income Fund until the Member elects to have such assets transferred. Loan repayments, including interest, on loans made on or after October 1, 1995 shall be invested in the latest investment elections made on or after October 1, 1995 by the Member with respect to weekly contributions or, in the absence of such election, in the Interest Income Fund until the Member elects to have such assets transferred.

XII. Withdrawal of Assets

Prior to termination of employment a Member shall not be permitted to withdraw all or any portion of the cash value of the assets in the Member’s account; provided, however, that such withdrawal shall be permitted (i) at any time after the Member shall have attained age fifty-nine and one-half (59-1/2) or (ii) prior to attaining age fifty-nine and one-half (59-1/2), if withdrawal (i) is made on account of an immediate and heavy financial need of the Member and (ii) is necessary to satisfy such financial need.

At any time or from time to time prior to termination of employment, a Member may withdraw all or part of the cash value of assets in his or her After-Tax Savings Account that are attributable to his or her After-Tax Savings Contributions and earnings thereon.

At any time after the Member shall have terminated employment or attained age fifty-nine and one-half (59 1/2), a Member may elect to withdraw all or part of the cash value of assets in such Member’s account as the Member may specify. In addition, a Member may elect to make a systematic withdrawal of the cash value of assets in such Member’s account in monthly, quarterly, semiannual or annual installments over such period of time as the Member shall specify. Each such installment shall be paid in an amount equal to the cash value of assets in such Member’s account at the effective date of each such installment multiplied by a fraction the numerator of which is one and the denominator of which is the number of installments remaining in the period specified by the Member. The cash value of each such installment in a systematic withdrawal shall be withdrawn proportionately from each of the investments which the Member has elected under the Plan at the effective date of each such installment. The effective date of each such installment shall be selected by the Committee and communicated to Members of the Plan. Such systematic withdrawals shall be subject to such further requirements as the Committee shall specify. In the event that the systematic withdrawals specified by the Member do not meet the minimum distribution requirements beginning at age seventy and one half (70 1/2) under Section 401(a) (9) of the Internal Revenue Code as specified in Paragraph X, then such additional amounts shall be distributed in accordance with the provisions of Paragraph X as necessary to satisfy such minimum distribution requirements.

Exhibit 4.1

An immediate and heavy financial need shall be deemed to exist if the requirements of Treasury Regulation Section 1.401(k)-1(d)(3)(iii)(B) are met or if an expense of $500 or more is approved by the Committee as constituting an immediate and heavy financial need. A withdrawal will be deemed necessary to satisfy such financial need if (i) the withdrawal is not in excess of the immediate and heavy financial need; (ii) the Member has no other distribution or nontaxable loan privileges available from any plan maintained by the Company or its subsidiaries; and (iii) the Member’s contributions to the Company’s savings plans are suspended for twelve months after the withdrawal. Any withdrawal on account of financial hardship cannot exceed the sum total of: (a) Tax-Efficient Savings Contributions made to the account of the Member (exclusive of earnings thereon after December 31, 1988), and (b) Catch-Up Contributions (exclusive of earnings thereon), and (c) pre-tax rollover contributions. Any such withdrawal of assets shall be made as of the date specified by the Committee or the third party plan administrator in its determination of the existence of a financial hardship. The assets so withdrawn shall be delivered to the Member as soon as practicable after the effective date of the withdrawal.

Subject to the provisions of Paragraph XVII hereof, and subject to such regulations as the Committee from time to time may prescribe, a member requesting any such withdrawal other than an installment under a systematic withdrawal, may direct the Trustee to make distribution of assets in such Member’s Ford Stock Fund account in the form of whole shares of Company stock, and in cash for any fractional share, such distribution to be at a price per share equal to the current market value of Company stock on the effective date of the withdrawal. The member so directing the Trustee shall pay all applicable transfer taxes incident to the distribution of such shares by the Trustee, and the amount thereof may be deducted from the payment made by the Trustee to the Member.

A Member who would otherwise request a withdrawal may elect to have the Trustee transfer directly to an Individual Retirement Account (‘‘IRA’’) of the Member or to another employer’s plan in which the member is a participant all or part of the assets included in the withdrawal, including Company stock, except (i) a withdrawal made after attainment of age seventy and one-half (70 1/2) to satisfy the minimum distribution requirements under Section 401(a) (9) of the Internal Revenue Code and (ii) the portion of the withdrawal that constitutes a return of the member’s after-tax contributions that were transferred from the Tax Reduction Act Stock Ownership Plan for Hourly Employees when that Plan was terminated in 1989. Any transfer shall be subject to such regulations as the Committee from time to time may prescribe. The member shall designate the IRA or other employer’s plan to which assets are to be transferred and transfer shall be made subject to acceptance by the transferee plan or IRA.

XIII. Ford Stock Fund, Common Stock Index Fund, Bond Index Fund, Interest Income Fund, and Mutual Funds

1. Ford Stock Fund

The Trustee shall establish and administer the Ford Stock Fund in accordance with the following:

(a) Investment Standard
It is the Company’s intent that to the fullest extent permitted by ERISA, that the Ford Stock Fund be a permanent feature of the Plan, that it shall qualify as an employee stock ownership plan under Section 407 (d) (6) of ERISA and Code Section 4975 (e) (7) and that the Ford Stock Fund should be, and should continue to be invested exclusively in Company Stock (except to the limited extent described in subsection 1 (b) below as to the liquidity component to support daily activity) without regard to: (i) the diversification of assets, (ii) the risk profile of investments in Company Stock, (iii) the amount of income provided by Company Stock, or (iv) the fluctuation in the fair market value of Company Stock. The Ford Stock Fund shall be managed pursuant to this statement of intent unless the Company or, in the event a Ford Stock Fund Manager is appointed in accordance with Paragraph XX hereof, the Ford Stock Fund Manager, using an abuse of discretion standard, determines from reliable public information, that there is a serious question concerning the Company’s short-term viability as a going concern.

(b) Investments
For each member who elects pursuant to Paragraph VII to have Tax-Efficient Savings Contributions and/or After-Tax Savings Contributions invested in the Ford Stock Fund or for whom a transfer is made to the Ford Stock Fund as provided in Paragraph VIII hereof, the Trustee shall invest the sums so to be invested or transferred in accordance with instructions of a person, company, corporation or other organization appointed by the Company. The Trustee may be appointed for such purpose.

Exhibit 4.1

Investments shall be made exclusively in shares of Company stock; except a small portion shall be invested in short-term investments to provide liquidity for daily activity. It is expected that about one to two percent of the Fund will be held in short-term investments, but the percentage may be higher or lower, depending upon the expected liquidity requirements of the Fund.

Investments of all or a portion of Ford Stock Fund assets may be made in any common, collective or commingled fund when, in the opinion of the Trustee, such investments are consistent with the objective of the Ford Stock Fund.

(c) Ford Stock Fund Units
Members shall have no ownership in any particular asset of the Ford Stock Fund. The Trustee shall be the sole owner of all Ford Stock Fund assets. Proportionate interests in the Ford Stock Fund shall be expressed in Ford Stock Fund Units. All Ford Stock Fund Units shall be of equal value and no Ford Stock Fund Unit shall have priority or preference over any other. Ford Stock Units shall be credited by the Trustee to accounts of members as of each valuation date.

(d) Ford Stock Fund Unit Prices
The term ‘‘Ford Stock Fund Unit Price,’’ as used herein, shall mean the value in money of an individual Ford Stock Fund Unit expressed to the nearest cent. The Ford Stock Fund Unit Price as of October 1, 1995 was $10.00, as determined by the Committee. The number of Ford Stock Fund Units as of October 1, 1995 was determined by dividing the market value of shares of Company stock and cash received by the Trustee for investment in the Ford Stock Fund by such Ford Stock Fund Unit Price. Thereafter, the Ford Stock Fund Unit Price shall be redetermined at the end of each business day that is a trading day of the New York Stock Exchange. The Ford Stock Fund Unit Price for each such business day shall be determined by dividing the net asset value of the Ford Stock Fund on such business day by the number of Ford Stock Fund Units outstanding on such business day. Ford Stock Fund Unit Prices shall be determined before giving effect to any distribution or withdrawal and before crediting contributions to members’ accounts effective as of any such business day. Net asset value of the Ford Stock Fund shall be computed as follows:
(i) Company stock shall be valued at the closing price on the New York Stock Exchange on such business day, or, if no sales were made on that date, at the closing price on the next preceding day on which sales were made.
(ii) All other assets of the Ford Stock Fund, including any interest in a common, collective or commingled fund, shall be valued at the fair market value as of the close of business on the valuation date. Fair market value shall be determined by the Trustee in the reasonable exercise of its discretion, taking into account values supplied by a generally accepted pricing or quotation service or quotations furnished by one or more reputable sources, such as securities dealers, brokers, or investment bankers, values of comparable property, appraisals or other relevant information and, in the case of a common, collective or commingled fund, fair market value shall be the unit value of such fund for a date the same as the valuation date, or as close thereto as practicable.
(iii) Ford Stock Fund Units credited to members’ accounts with respect to After-Tax Savings Contributions and Tax-Efficient Savings Contributions (including Catch-Up Contributions) and rollover contributions made during any month, shall be credited at the Ford Stock Fund Unit Price determined as of the close of business on the day that such contributions are received by the Trustee. Ford Stock Fund Units withdrawn or distributed shall be valued at the Ford Stock Fund Unit Price at the close of business on the day coinciding with the effective date of such withdrawal or distribution.
(iv)Investment transactions, income and any expenses chargeable to the Ford Stock Fund will be accounted for on an accrual basis.

(e) Distribution and Withdrawal from the Ford Stock Fund
The cash value of assets in the Ford Stock Fund shall be distributed to members or may be withdrawn by members only in accordance with Paragraphs X and XII hereof. All distributions and withdrawals shall be in cash, except that a member making a withdrawal or receiving a distribution may direct the Trustee to make such withdrawal or distribution in the form of whole shares of Company stock, based on the closing price on the New York Stock Exchange on the effective date of such withdrawal or distribution.

Exhibit 4.1

(f) Registered Name
Securities held in the Ford Stock Fund may be registered in the name of the Trustee or its nominee.

(g) Commissions Charged to the Plan
No commission shall be charged to the Plan or any trust under the Plan in connection with any acquisition by the Plan of Company Stock from the Company, whether by cash purchase, exchange, conversion or otherwise.

(h) Exchanges Into or Out of the Ford Stock Fund

Effective June 1, 2000, members may exchange into or out of the Ford Stock Fund no more than five (5) times in a calendar month.

Effective December 1, 2004, exchange restrictions out of the Fund were eliminated. Exchanges into the Fund were limited to no more than five exchanges per month.

Effective April 18, 2007, the limitation of five exchanges into the Fund per month was eliminated. With this change, there are no restrictions on exchanges into or out of the Fund.

2. Common Stock Index Fund

The Trustee shall establish and administer the Common Stock Index Fund in accordance with the following:
(a) Investments
For each member who elects pursuant to Paragraph VII to have Tax-Efficient Savings Contributions (including Catch-Up Contributions) and After-Tax Savings Contributions invested in the Common Stock Index Fund or for whom a transfer is made to the Common Stock Index Fund as provided in Paragraph VIII hereof, the Trustee shall invest the sums so to be invested or transferred in accordance with instructions of a person, company, corporation or other organization appointed by the Company. The Trustee may be appointed for such purpose. The Common Stock Index Fund passively invests in common stocks of companies with a market capitalization of at least $250 million and encompasses most U.S. and international common stocks traded in the United States. This fund invests in stocks in approximately the same proportion as the U.S. market. The Common Stock Index Fund provides broad market diversification in terms of company size and geography. It represents established markets, including the United States, Europe, and Japan, as well as other countries, including some emerging markets. Once stocks are purchased, they are sold when the outstanding market capitalization falls below $100 million. Investments of all or a portion of Common Stock Index Fund assets may be made in any common, collective or commingled fund when, in the opinion of the Trustee, such investments are consistent with the objective of the Common Stock Index Fund. A portion of the funds of the Common Stock Index Fund may be held in cash or invested in short-term obligations when deemed advisable by the Trustee. Securities may be sold without regard to the length of time they have been held.
The value of a unit can go up or down, based on the market values of the securities held in the Common Stock Index Fund and dividends paid on those securities and other earnings; however, the total number of units credited to the member’s account does not change except as a result of an exchange, withdrawal or distribution. The Trustee may limit or suspend transactions in the Common Stock Index Fund temporarily because liquidity is insufficient to satisfy the requested volume of transactions or for other reasons.

(b) Common Stock Index Fund Units
Members shall have no ownership in any particular asset of the Common Stock Index Fund. The Trustee shall be the sole owner of all Common Stock Index Fund assets. Proportionate interests in the Common Stock Index Fund shall be expressed in Common Stock Index Fund Units. All Common Stock Index Fund Units shall be of equal value, representing a proportionate share of the value of the Fund, and no Common Stock Index Fund Unit shall have priority or preference over any other. Common Stock Index Fund Units shall be credited by the Trustee to accounts of members as of such valuation date.

Exhibit 4.1

(c) Common Stock Index Fund Unit Prices
The term ‘‘Common Stock Index Fund Unit Price,’’ as used herein, shall mean the value in money of an individual Common Stock Index Fund Unit expressed to the nearest cent. The Common Stock Index Fund Unit Price as of November 30, 1988 was determined by the Committee. The number of Common Stock Index Fund Units as of November 30, 1988 was determined by dividing the total amounts received by the Trustee for investment in the Common Stock Index Fund by such Common Stock Index Fund Unit Price. Thereafter, the Common Stock Index Fund Unit Price shall be redetermined at the end of each business day that is a trading day on the New York Stock Exchange. The Common Stock Index Fund Unit Price for each such business day shall be determined by dividing the net asset value of the Common Stock Index Fund on such business day by the number of Common Stock Index Fund Units outstanding on such business day. Common Stock Index Fund Unit Prices shall be determined before giving effect to any distribution or withdrawal and before crediting contributions to Members’ accounts effective as of any such business day. Net asset value of the Common Stock Index Fund shall be computed as follows:
(i)
Securities listed on a national stock exchange shall be valued at the closing price on the valuation date, or, if no sales were made on that date, at the closing price on the next preceding day on which sales were made, in either case as reported on the primary exchange.

(ii)
Securities traded only in over-the-counter markets shall be valued at the mean of the closing bid and asked prices as listed in a publication or publications selected by the Trustee for the valuation date, or the next preceding day for which such prices are available, if not available for the valuation date.

(iii)
All other assets of the Common Stock Index Fund, including any interest in a common, collective or commingled fund, shall be valued at the fair market value as of the close of business on the valuation date. Fair market value shall be determined by the Trustee in the reasonable exercise of its discretion, taking into account values supplied by a generally accepted pricing or quotation service or quotations furnished by one or more reputable sources, such as securities dealers, brokers, or investment bankers, values of comparable property, appraisals or other relevant information and, in the case of a common, collective or commingled fund, fair market value shall be the unit value of such fund for a date the same as the valuation date, or as close thereto as practicable.

(iv)
Common Stock Index Fund Units credited to members’ accounts with respect to Tax-Efficient Savings Contributions, (including Catch-Up Contributions), After-Tax Savings Contributions, and/or any rollover contributions made during any month shall be credited at the Common Stock Index Fund Unit Price determined as of the close of business on the day that such contributions are received by the Trustee. Common Stock Index Fund Units withdrawn or distributed shall be valued at the Common Stock Index Fund Unit Price at the close of business on the day coinciding with the effective date of such withdrawal or distribution.

(v)	Investment transactions, income and any expenses chargeable to the Common Stock Index Fund will be accounted for on an accrual basis.

(d) Distribution and Withdrawal From Common Stock Index Fund
The cash value of assets in the Common Stock Index Fund shall be distributed to members or may be withdrawn by members only in accordance with Paragraphs X and XII hereof. All distributions and withdrawals shall be only in cash.

(e) Voting Stock
The Trustee shall be entitled, itself or by proxy, to vote in its discretion all shares of voting stock in the Common Stock Index Fund.

(f) Registered Name
Securities held in the Common Stock Index Fund may be registered in the name of the Trustee or its nominee.

3. Bond Index Fund

The Trustee shall establish and administer the Bond Index Fund in accordance with the following:
(a) Investments
For each Member who elects pursuant to Paragraph VII to have Tax-Efficient Savings Contributions (including Catch-Up Contributions), After-Tax Savings Contributions, and/or any rollover contributions invested in the Bond Index Fund or for whom a transfer is made to the Bond Index Fund as provided in Paragraph VIII hereof, the Trustee shall invest the sums so to be invested or transferred in accordance with instructions of a person, company, corporation or other organization appointed by the Company. The Trustee may be appointed for such purpose.Investments shall be made with the objective of providing investment results that closely correspond to the price and yield performance of the Lehman Brothers Aggregate Index (the ‘‘Lehman Aggregate Index’’). Assets shall be invested in a portfolio of the Treasury notes and bonds, corporate notes and bonds and mortgage-backed securities and other securities that, in the aggregate, typify the securities that are included in the Lehman Aggregate Index, and have at least one year until maturity and an outstanding par value of at least $100 million.

Exhibit 4.1

Investments of all or a portion of Bond Index Fund assets may be made in any common, collective or commingled fund maintained by the Trustee or the person, company, corporation or other organization appointed by the Company to manage all or a portion of the Bond Index Fund when, in the opinion of the Trustee or the person, company, corporation or other organization appointed by the Company to manage all or a portion of the Bond Index Fund, such investments are consistent with the objective of the Bond Index Fund. To the extent that assets are so invested, they shall be subject to the terms and conditions of the Declaration of Trust of such common, collective or commingled fund, as amended from time to time. A portion of the funds of the Bond Index Fund may be held in cash or invested in short-term obligations when deemed advisable by the Trustee or the person, company, corporation or other organization appointed by the Company to manage all or a portion of the Bond Index Fund. The value of the Member’s investment in the Bond Index Fund may fluctuate with changes in interest rates or for other reasons. Securities may be sold without regard to the length of time they have been held. A different market index of publicly traded fixed income securities may be selected by the Company for investments of Bond Index Fund assets in the event the Lehman Aggregate Index is discontinued or for other reasons.

(b) Bond Index Fund Units
Members shall have no ownership in any particular asset of the Bond Index Fund. The Trustee shall be the sole owner of all Bond Index Fund assets. Proportionate interests in the Bond Index Fund shall be expressed in Bond Index Fund Units. All Bond Index Fund Units shall be of equal value and no Bond Index Fund Unit shall have priority or preference over any other. Bond Index Fund Units shall be credited by the Trustee to accounts of members as of each valuation date. The value of a unit can go up or down, based on the market values of the securities in the Bond Index Fund and interest paid on those securities and other earnings; however, the total number of units credited to the member’s account will not change unless the member makes a contribution, exchange, loan or withdrawal, or receives a distribution.

(c) Bond Index Fund Unit Prices
The term ‘‘Bond Index Fund Unit Price,’’ as used herein, shall mean the value in money of an individual Bond Index Fund Unit expressed to the nearest cent. The Bond Index Fund Unit Price as of January 31, 1994 was determined by the Committee. The number of Bond Index Fund Units as of January 31, 1994 was determined by dividing the total amounts received by the Trustee pursuant to Paragraphs VII and VIII hereof for investment in the Bond Index Fund for the month of January, 1994 by such Bond Index Fund Unit Price. Thereafter, the Bond Index Fund Unit Price shall be redetermined each business day that is a trading day on the New York Stock Exchange. The Bond Index Fund Unit Price for each such business day shall be determined by dividing the net asset value of the Bond Index Fund on such business day by the number of Bond Index Fund Units outstanding on such business day. Bond Index Fund Unit Prices shall be determined before giving effect to any distribution or withdrawal and before crediting contributions to member’s accounts effective as of any such business day. Net asset value of the Bond Index Fund shall be computed as follows:
(i) All assets of the Bond Index Fund, including any interest in a common, collective or commingled fund, shall be valued at the fair market value as of the close of business on the valuation date. Fair market value shall be determined by the Trustee in the reasonable exercise of its discretion, taking into account values supplied by a generally accepted pricing or quotation service or quotations furnished by one or more reputable sources, such as securities dealers, brokers, or investment bankers, values of comparable property, appraisals or other relevant information and, in the case of a common, collective or commingled fund, fair market value shall be the unit value of such fund for a date the same as the valuation date, or as close thereto as practicable.
(ii) Bond Index Fund Units credited to Member’s accounts with respect to Tax-Efficient Savings Contributions, (including Catch-Up Contributions), After-Tax Contributions, and/or any rollover contributions made during any month shall be credited at the Bond Index Fund Unit Price determined as of the close of business on the day that such contributions are received by the Trustee. Bond Index Fund Units withdrawn or distributed shall be valued at the Bond Index Fund Unit Price at the close of business on the day coinciding with the effective date of such withdrawal or distribution.
(iii) Investment transactions, income and any expenses chargeable to the Bond Index Fund will be accounted for on an accrual basis.

Exhibit 4.1

(d) Distribution and Withdrawal from the Bond Index Fund
The cash value of assets in the Bond Index Fund shall be distributed to Members or may be withdrawn by Members only in accordance with Paragraphs X and XII hereof. All distributions and withdrawals shall be only in cash.

(e) Registered Name
Securities held in the Bond Index Fund may be registered in the name of the Trustee or its nominee.

4. Interest Income Fund

The Trustee shall establish and manage the Interest Income Fund in accordance with the following:
(a) Investments
For each Member who elects pursuant to Paragraph VII to have Tax-Efficient Savings Contributions (including Catch-Up Contributions), After-Tax Savings Contributions, and/or any rollover contributions invested in the Interest Income Fund or for whom a transfer is made as provided in Paragraph VIII, the Trustee shall invest the sums so to be invested or transferred in accordance with instructions of one or more persons, companies, corporations or other organizations appointed by the Company. The Trustee may be appointed for such purpose.

Investments shall be made with the objective of providing a broadly diversified, stable value investment in which the value of the member’s investment is not expected to fluctuate except for the addition of interest credited to the member’s account. The interest rate payable on assets in the Interest Income Fund will be declared annually in advance and may be changed each calendar year.

The Trustee shall invest the After-Tax Savings and Tax-Efficient Savings Contributions (including Catch-Up Contributions), and earnings thereon, received for the accounts of Members who elect to invest in the Interest Income Fund according to the advice of the Interest Income Fund Manager. Assets in such Fund shall be invested in a well diversified portfolio of fixed income securities. The Interest Income Fund will be allowed to use derivatives (futures, options and swaps) to take advantage of changes in securities prices, interest rates and other factors affecting value and/or to maintain liquidity. While the use of each of these strategies has its own risks and could decrease the value of the Interest Income Fund, their use in the portfolio is limited to controlling overall Interest Income Fund risk and managing cash. Securities may be sold without regard to the length of time they have been held.

Investments shall be subject to such additional restrictions as from time to time shall be provided in the agreement designating or appointing the Interest Income Fund Advisor. To the extent that the actual return on assets in the Fund is more or less than the declared rate of interest for the current year, the rate of interest declared and paid for succeeding years will be adjusted upward or downward.

Investments of a portion of Interest Income Fund assets may be made in any common, collective or commingled fund maintained by the Trustee or any person, company, corporation or other organization appointed by the Company to manage all or a portion of the Interest Income Fund when, in the opinion of the Trustee or the person, company, corporation or other organization appointed by the Company to manage all or a portion of the Interest Income Fund, such investments are consistent with the objective of the Interest Income Fund. To the extent that assets are so invested, they shall be subject to the terms and conditions of the Declaration of Trust of such common, collective or commingled fund, as amended from time to time. A portion of the funds of the Interest Income Fund may be held in cash or invested in short-term obligations when deemed advisable by the Trustee or the person, company, corporation or other organization appointed by the Company to manage all or a portion of the Interest Income Fund.

(b) The Trustee periodically shall credit to the appropriate, Interest Income Fund accounts of members interest at the rate declared prior to the commencement of each calendar year.

Exhibit 4.1

(c) In the event that the total value of the Interest Income Fund is reduced for any reason (other than by reason of distributions to or withdrawals or transfers by members pursuant to the Plan), the Trustee shall reduce the total amount credited to the Interest Income Fund account of each member by a proportionate amount.

(d) Cash credited to member’s accounts in the Interest Income Fund shall be distributed to members or may be withdrawn by members only in accordance with Paragraph X and XII hereof. All distributions and withdrawals shall be only in cash.

(e) Interest Income Fund Value The term ‘‘Value’’ as used herein shall mean the value in money of the net assets in the Interest Income Fund. The Interest Income Fund Value shall be determined each business day that is a trading day on the New York Stock Exchange.
Interest Income Fund Values shall be determined before giving effect to any distribution or withdrawal and before crediting contributions or transfers to member’s accounts effective as of any such business day. The Value of the Interest Income Fund shall be computed as follows:
(i) All assets of the Interest Income Fund shall be valued at the fair market value as of the close of business on the valuation date. Fair market value shall be determined by the Trustee in the reasonable exercise of its discretion, taking into account values supplied by a generally accepted pricing or quotation service or quotations furnished by one or more reputable sources, such as securities dealers, brokers, or investment bankers, values of comparable property, appraisals or other relevant information.
(ii) Investment transactions, income and any expenses chargeable to the Interest Income Fund will be accounted for on an accrual basis.

(f) Registered Name
Securities held in the Interest Income Fund may be registered in the name of the Trustee or its nominee.

5. Mutual Funds

Each of the Mutual Funds offered as an investment election under the Plan shall be described in a prospectus for each such Mutual Fund and each such prospectus shall be provided to each member of the Plan who requests such prospectus.

XIV. Member’s Quarterly Statement

As soon as practicable after the end of each calendar quarter of each year, there shall be furnished to each member a statement as of the end of each such quarter of such year of the cash value of each of the investments in his or her account, the contributions made on behalf of such member during the preceding calendar quarter, the investment elections with respect to such contributions, and such additional information as the Committee shall determine. Such statements shall be deemed to have been accepted by the member and his or her beneficiaries designated hereunder as correct unless written notice to the contrary shall be received as the Company shall specify on such statement within 30 days after the mailing of such statement to the member.

XV. Notices, etc.

All notices, statements and other communications from the Trustee or a Participating Company to an employee, member or designated beneficiary required or permitted hereunder shall be deemed to have been duly given, furnished, delivered or transmitted, as the case may be, when delivered to (or when mailed by first-class mail, postage prepaid and addressed to) the employee, member or beneficiary at his or her address last appearing on the books of such Participating Company or, in the case of an employee, delivered to the employee at his or her normal work station. All notices, instructions and other communications from an employee or member to the Company or Trustee required or permitted hereunder (including, without limitation, authorizations, Tax-Efficient Savings elections and terminations thereof, investment and other elections, requests for withdrawal or loans and designations of beneficiaries and revocations and changes thereof) shall be made in such form and such manner from time to time prescribed therefor by the Committee. From time to time as necessary to facilitate the administration of the Plan and the trust created thereunder, the Company, the Trustee and the Committee shall deliver to each other copies or consolidations of such notices, instructions or other communications in respect of the Plan or such trust as it may receive from employees, members or beneficiaries.

Exhibit 4.1

XVI. Trustee

The Company shall appoint one or more individuals or corporations to act as Trustee under the Plan, and at any time may remove the Trustee and appoint a successor Trustee. The Company may, without reference to or action by any employee, member or beneficiary or any other Participating Company, enter into such Trust Agreement with the Trustee and from time to time enter into such further agreements with the Trustee or other parties, make such amendments to such Trust Agreement execute such other instruments as the Company in its sole discretion may deem necessary or desirable to carry the Plan into effect or to facilitate its administration. The Trustee and the Company may by mutual agreement in writing arrange for the delegation by the Trustee to the Committee of any of the functions of the Trustee, except the custody of assets, the voting of Company stock held by the Trustee and the purchase and sale or redemption of securities.

The Trustee shall agree that all information concerning a member’s investment in the Plan, exchanges in or out of the investement elections, or the voting of shares of stock represented by a member’s proportionate interest in the Ford Stock Fund or any other investment under the Plan shall not be disclosed to any party except to the extent necessary to administer the Plan or as required by law. The Committee shall be responsible for ensuring that the provisions of this subparagraph are complied with and shall have the authority to determine, in good faith, when and to what extent disclosure shall be necessary in administering the Plan.

XVII. Purchases of Securities by the Trustee

Tax-Efficient Savings, Catch-Up Contributions and After-Tax Savings Contributions and earnings thereon in the accounts of members shall be invested by the Trustee as soon as practicable after receipt thereof by the Trustee.

The shares of Company stock from time to time required for purposes of the Plan shall be purchased by the Trustee from the Company, or from such other person or corporation, on such stock exchange or in such other manner, as the Company by action of its Board of Directors or any committee or person designated by the Board of Directors, from time to time in its sole discretion may designate or prescribe; provided, however, that except as required by any such designation by the Board of Directors, such shares shall be purchased by the Trustee from such source and in such manner as the Trustee from time to time in its sole discretion may determine. Any shares so purchased from the Company may be either treasury stock or newly-issued stock, and shall be purchased at a price per share equal to the closing price on the New York Stock Exchange on the date of purchase.

Anything herein to the contrary notwithstanding, the Trustee shall not invest any of the funds in the Ford Stock Fund in any shares of Company stock, unless at the time of purchase thereof by the Trustee such shares shall be listed on the New York Stock Exchange.

The shares of Company stock held by the Trustee under the Plan shall be registered in the name of the Trustee or its nominee, but shall not be voted by the Trustee or such nominee except as provided in Paragraph XVIII hereof.

In the event that any option, right or warrant shall be received by the Trustee on Company stock, the Trustee shall sell the same, at public or private sale and at such price and upon such other terms as it may determine, unless the Committee shall determine that such option, right or warrant should be exercised, in which case the Trustee shall exercise the same upon such terms and conditions as the Committee may prescribe.

XVIII. Voting of Company Stock

The Trustee, itself or by its nominee, shall be entitled to vote, and shall vote, shares of Company stock represented by the proportionate interests in the accounts of members in the Ford Stock Fund or otherwise held by the Trustee under the Plan as follows:

l. The Company shall adopt reasonable measures to notify the member of the date and purposes of each meeting of stockholders of the Company at which holders of shares of Company stock shall be entitled to vote, and to request instructions from the member to the Trustee as to the voting at such meeting of full shares of Company stock and fractions thereof represented by the proportionate interest in the Ford Stock Fund account of the member.

Exhibit 4.1

2. In each case, the Trustee, itself or by proxy, shall vote full shares of Company stock and fractions thereof represented by the proportionate interest in the Ford Stock Fund account of the member in accordance with the instructions of the member.

3. If prior to the time of such meeting of stockholders the Trustee shall not have received instructions from the member in respect of any shares of Company stock represented by the proportionate interest in the Ford Stock Fund account of the member, the Trustee shall vote thereat such shares proportionately in the same manner as the Trustee votes thereat the aggregate of all shares of Company stock with respect to which the Trustee has received instructions from members.

XIX. Cash Adjustments on Account of Fractional Interests in Securities

Any fractional interest in a share of Company stock shall not be subject to distribution or withdrawal. Settlement for any fractional interest in such security, upon distribution or withdrawal thereof, shall be made in cash based on the current market value or any applicable current redemption value of such security, as of the date of distribution or withdrawal, as the case may be.

XX. Operation and Administration

1. General
Pursuant to ERISA, the Company shall be the sole named fiduciary with respect to the Plan and shall have authority to control and manage the operation and administration of the Plan. Effective May 11, 2005, the Group Vice President-Human Resources and Labor Affairs, the Executive Vice President and Chief Financial Officer and the Senior Vice President-General Counsel shall have the authority, on behalf of the Company, to appoint and remove trustees under the Plan, to approve policies relating to the allocation of contributions and the distribution of assets among trustees, and to approve Plan amendments other than Plan amendments relating to the offering of Company stock as an investment election which amendments shall be made by the Board of Directors.

The Vice President-Treasurer shall be authorized on behalf of the Company to contract with the trustees under the Plan and to determine the form and terms of the trust agreements, to allocate contributions and distribute assets among trustees, and shall have authority to designate other persons to carry out specific responsibilities in connection therewith; provided, however, that such actions shall be consistent with ERISA, the policy of the Board of Directors and officers designated in the preceding subparagraph and the Plan.

Except as otherwise provided in this Paragraph XX or elsewhere in the Plan, the Group Vice President-Human Resources and Labor Affairs and the Executive Vice President and Chief Financial Officer are designated to carry out the Company’s responsibilities with respect to the Plan, including, without limitation, appointment and removal of service providers used in connection with the administration of the Plan, and determination of prior service for eligibility purposes under the Plan in the event of acquisition by a Participating Company (by purchase, merger, or otherwise) of all or part of the assets of another corporation.

Any Company director, officer or employee who shall have been expressly designated pursuant to the Plan to carry out specific Company responsibilities shall be acting on behalf of the Company. Any person or group of persons may serve in more than one capacity with respect to the Plan and may employ one or more persons to render advice with regard to any responsibilities such person has under the Plan.  In the event of a change in the designated officer’s title, the officer or officers with functional responsibility for the Plan shall have the authority to the extent described in this Paragraph.

The officers with responsibility for the Plan may allocate responsibilities between themselves and shall have authority to designate other persons to carry out specific responsibilities on behalf of the Company in connection therewith; provided, however, that such actions shall be in writing and consistent with ERISA, the policy of the Board of Directors and the Plan.

Exhibit 4.1

2. Investment Review
Effective May 11, 2005, the Board of Directors implemented a revised process for reviewing the investment options offered under the Plan. The role of the Investment Process Committee ("IPC") was clarified and an Investment Process Oversight Committee ("IPOC") was created. Each member of the IPC and the IPOC shall execute their respective responsibilities under the Plan for the sole benefit of Members and their beneficiaries.

a) Investment Process Oversight Committee
The members of the Investment Process Oversight Committee ("IPOC") shall be the Vice President-Treasurer, Associate General Counsel and Secretary and the Vice President-Human Resources and Labor Affairs. The IPOC shall meet at least quarterly to review the performance of the investment options and to consider any recommendations from the Investment Process Committee ("IPC"). The IPOC shall take action with respect to the Ford Stock Fund, Common Stock Index Fund, Bond Index Fund and Interest Income Fund only to the extent required by ERISA. Any member of the IPOC may request to meet more frequently. The IPOC shall appoint a secretary, which does not have to be an IPOC member. Any action taken pursuant to this Article XX by the IPOC shall be by unanimous consent, with or without a meeting. The IPOC shall have the power to approve any changes in the Additional Mutual Funds and Non-Mutual Funds listed on Appendix A.

b) Investment Process Committee
The members of the Investment Process Committee ("IPC") shall be the Director-Trading, Director-Asset Management and Manager-Savings and Executive Retirement Plans, North America. Each member of the IPC shall have an alternate designated by such member. In the event a member of the IPC is absent from a meeting, the member’s alternate may attend, and when in attendance, shall exercise the powers and perform the duties of such member. The IPC shall appoint its own secretary, who does not have to be an IPC member, and shall act by unanimous consent of its members, with or without a meeting.

The Investment Process Committee shall recommend investment process guidelines to the IPOC for their approval with respect to the Additional Mutual Funds and Non-Mutual Funds. Such guidelines shall include:
(i)
the types of investment options to be offered under the Plan, with due regard to the risk and return characteristics of such options and the need to offer a reasonable array of such risk and return alternatives;

(ii)	the number of investment options of each type to be offered under the Plan, consistent with the range of risk and return characteristics deemed appropriate;
(iii)	criteria for the selection of individual investment options for inclusion in the Plan;
(iv)	procedures for reviewing the performance of investment options offered under the Plan; and
(v)	criteria mandating the removal of investment options from availability under the Plan.

After such guidelines have been approved by the IPOC, the IPC shall meet at least quarterly to (1) review the guidelines for continuing propriety, (2) review the performance of investment options pursuant to the criteria regarding the removal of investment options from availability under the Plan, and (3) recommend changes to the guidelines for approval by the IPOC.

The IPC shall recommend to the IPOC, for their approval, any changes to the investment process guidelines that the IPC deems appropriate. If changes to the investment options are required, the IPC shall recommend additional options, the deletion of options, and, if appropriate, the replacement of options to the IPOC for their approval. The IPC shall review the Ford Stock Fund, Common Stock Index Fund, Bond Index Fund and Interest Income Fund only to the extent required by ERISA.

Notwithstanding anything herein contained to the contrary, commencing on or after September 7, 2005, the IPC shall have full and exclusive power and authority to appoint, modify or terminate the appointment of an investment manager, independent fiduciary, or any other similar person, with respect to the Ford Stock Fund ("Ford Stock Fund Manager"), upon such terms and conditions as are acceptable to the IPC. Upon such an appointment, the IPC shall have no further responsibility with respect to the Ford Stock Fund except the duty to monitor the performance of the Ford Stock Fund Manager.

Exhibit 4.1

The Ford Stock Fund Manager shall acknowledge that it is an investment manager and will be acting as a fiduciary within the meaning of Section 3(21)(A) of ERISA with respect to the Ford Stock Fund. In such capacity, the Ford Stock Fund Manager will exercise independent discretionary judgment in the performance of its obligations under any investment manager agreement in accordance with the fiduciary requirements set forth in Part 4 of Subtitle B of Title 1 of ERISA.

To the extent that the IPC or the IPOC have been delegated authority under any of the Company’s other defined contribution pension plans comparable to the authority set forth in this Section 2, the IPC or the IPOC may act jointly on behalf of such other plans while carrying out their responsibilities set forth in this Paragraph XX with respect to the Plan.

In the event that the IPC appoints a Ford Stock Fund Manager, neither the Board nor the IPOC shall have any further oversight responsibility with respect to the selection of the Ford Stock Fund Manager or the terms and conditions of the engagement and, while the appointment remains in effect, shall have no duty to monitor the performance of the Ford Stock Fund Manager. Nothing herein contained should be construed to remove from the Board of Directors the exclusive authority under Paragraph XX (1) hereof to amend the Plan to remove Company Stock as an investment election under the Plan.

3. Committee
The Company shall create a Committee consisting of at least three members. The Company shall from time to time designate the members of the Committee and an alternate for each of such members, who shall have full power to act in the absence or inability to act of such member. The Committee shall appoint its own Chairman and Secretary, and shall act by a majority of its members, with or without a meeting. The Secretary or an Assistant Secretary of the Company shall from time to time notify the Trustee of the appointment of members of the Committee and alternates and of the appointment of the Chairman and Secretary of the Committee, upon which notices the Trustee shall be entitled to rely. The Committee shall have full power and discretionary authority to administer the Plan and to interpret its provisions. Any interpretation of the provisions of the Plan by the Committee shall be final and conclusive, and shall bind and may be relied upon by the several Participating Companies, each of their employees, the Trustee and all other parties in interest.

4. Indemnification
No member of the Committee (or alternate for any such member) or member of the Investment Process Committee (or alternate for any such member), or member of the Investment Process Oversight Committee or director, officer or employee of any Participating Company shall be liable for any action or failure to act under or in connection with the Plan, except for his or her own lack of good faith; provided, however, that nothing herein shall be deemed to relieve any such person from responsibility or liability for any obligation or duty under ERISA. Each director, officer, or employee of the Company who is or shall have been designated to act on behalf of the Company and each person who is or shall have been a member of the Committee (or an alternate for any such member), or member of the Investment Process Committee (or alternate for any such member), or member of the Investment Process Oversight Committee, or a director, officer or employee of any Participating Company, as such, shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof (with the Company’s written approval) or paid by him or her in satisfaction of a judgment in any such action, suit or proceeding, except a judgment in favor of the Company based upon a finding of his or her lack of good faith; subject, however, to the condition that, upon the assertion or institution of any such claim, action, suit or proceeding against him or her, he or she shall in writing give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other right to which such person may be entitled as a matter of law or otherwise, or any power that a Participating Company may have to indemnify him or her or hold him or her harmless.

5. Payment of Expenses
Brokerage commissions, fees and transfer taxes incurred in connection with the purchase or sale of Company stock shall be paid by the Company. Brokerage commissions and transfer taxes on the purchase and sale of Common Stock Index Fund securities shall be paid from Common Stock Index Fund assets, and the expenses of any collective, common, or commingled fund in which Common Stock Index Fund assets may be invested pursuant to Subparagraph 2 of Paragraph XIII hereof shall be paid from the assets in such collective, common or commingled fund. Brokerage commissions and transfer taxes on the purchase and sale of Bond Index Fund securities shall be paid from Bond Index Fund assets, and the expenses of any collective, common, or commingled fund in which Bond Index Fund assets may be invested pursuant to Subparagraph 3 of Paragraph XIII hereof shall be paid from the assets in such collective, common or commingled fund. Earnings credited to the account of the Trustee under the Bond Index Fund shall be net of such charges by the Bond Index Fund Manager as may be provided in such contract. Brokerage commissions and transfer taxes on the purchase and sale of Interest Income Fund securities shall be paid from Interest Income Fund assets by the Trustee and the expenses of any collective, common, or commingled fund in which Interest Income Fund assets may be invested pursuant to Subparagraph 4 of Paragraph XIII hereof shall be paid from the assets in such collective, common or commingled fund. Except as otherwise provided herein, all management fees, redemption fees and all other expenses of any mutual funds and non-mutual funds offered as an investment election under the Plan shall be paid from assets in such mutual funds and non-mutual funds or charged to the accounts of members who elect to invest in such mutual funds. The investment management fees of the Common Stock Index Fund and the Bond Index Fund are paid by the Company. All other expenses of administration of the Plan, including expenses charged or incurred by the Trustee or the Company, shall be borne by the Company. Taxes, if any, on any Ford Stock Fund Units, Common Stock Index Fund Units or Bond Index Fund Units held by the Trustee or income therefrom which are payable by the Trustee shall be charged against the members’ accounts as the Trustee and the Committee shall determine.

Exhibit 4.1

The records of the Trustee, the Committee and the several Participating Companies shall be conclusive in respect of all matters involved in the administration of the Plan.

Where Federal law does not control, the Plan shall be governed by and construed in accordance with the laws of the State of Michigan.

XXI. Termination, Suspension and Modification

The Company, by action of its Board of Directors, or officers designated under Paragraph XX hereof, may terminate or modify the Plan or suspend the operation of any provision of the Plan, as follows:

1. The Company may terminate the Plan at any time or may at any time or from time to time modify the Plan, in its entirety or in respect of the employees of one or more of the Participating Companies. The Company may at any time or from time to time terminate or modify the Plan or suspend for any period the operation of any provision thereof, in respect of any employees located in one or more states or countries, if in the judgment of the Committee compliance with the laws of such state or country would involve disproportionate expense and inconvenience to a Participating Company. Any such modification that affects the rights or duties of the Trustee may be made only with the consent of the Trustee. Any such termination, modification or suspension of the Plan may affect members in the Plan at the time thereof, as well as future members, but may not affect the rights of a member as to the continuance of investment, distribution or withdrawal of the cash value of assets in the account of the member as of the effective date of such termination, modification or suspension and earnings thereon; provided, however, that the Company may, in the event of a termination of the Plan, direct the Trustee to distribute the assets in the accounts of members in the Plan to such members. Any termination or modification of the Plan or suspension of any provision thereof shall be effective as of such date as the Company may determine, but not earlier than the date on which the Company shall give notice of such termination, modification or suspension to the Trustee and to the Participating Companies any of the employees of which are affected thereby.

2. The provisions of the foregoing Subparagraph 1 notwithstanding, the Company, by action of its Group Vice President-Human Resources and Labor Affairs, Executive Vice President and Chief Financial Officer and Senior Vice President-General Counsel, at any time or from time to time may modify any of the provisions of the Plan in any respect retroactively, if and to the extent necessary or appropriate in the judgment of such officers of the Company to qualify or maintain the Plan and the trust fund established thereunder as a plan and trust meeting the requirements of Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as now in effect or hereafter amended, or any other applicable provisions of Federal tax laws or other legislation, as now in effect or hereafter amended or adopted, and the regulations thereunder at the time in effect.

Exhibit 4.1

3. Anything herein to the contrary notwithstanding, no such termination or modification of the Plan or suspension of any provision thereof may diminish the cash value of assets in the account of a member as of the effective date of such termination, modification or suspension.

4. In the event of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each employee member, former employee, former member, beneficiary or estate eligible under the Plan shall, if the Plan is then terminated, receive a benefit immediately after the merger, consolidation or transfer, which is equal to the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer if the Plan had then terminated.

XXII. Conditions on Participation of Subsidiaries of the Company

The consent of the Company to the participation in the Plan of any Subsidiary of the Company may be conditioned upon such provisions as the Company may prescribe, including, without limitation, conditions as to (a) the instruments to be executed and delivered by such Participating Company to the Trustee, (b) the extent to which the Company shall act as representative of such Participating Company under the Plan, and (c) the rights of such Participating Company to withdraw from participation in the Plan and the effect of such withdrawal upon the memberships and accounts in the Plan of employees of such Participating Company.

XXIII. Member’s Rights Not Transferable

No right or interest of any Member under the Plan or in his or her account shall be assignable or transferable, in whole or in part, either directly or by operation of law or otherwise, including, without limitation, by execution, levy, garnishment, attachment, pledge or in any other manner, except to the extent permitted by Code Section 401(a)(13) or ERISA Section 206(d), and further excluding devolution by death or mental incompetency; no attempted assignment or transfer thereof shall be effective; and no right or interest of any Member under the Plan or in his or her account shall be liable for, or subject to, any obligation or liability of such Member.

XXIV. Designation of Beneficiaries

(1) A member may file with the Company a written designation of a beneficiary or beneficiaries with respect to all or part of the assets in the member’s account. In the case of a married member who dies, the cash value of assets in such member’s account shall be delivered to such member’s surviving spouse unless the written designation of beneficiary designating a person or persons other than the spouse with respect to all or part of the assets in the member’s account includes the written consent of the spouse, witnessed by a notary public. A member, if married, with such written consent of the spouse, may from time to time revoke or change any such designation of beneficiary.

(2) In the case of an unmarried member who does not file a written designation of beneficiary, such member shall be deemed to have designated as beneficiary or beneficiaries under the Plan the person or persons who are entitled in the event of the member’s death to receive the proceeds under the Company’s Group Life and Disability Insurance Program if the member is covered under such Program at the date of his or her death.

(3) In the event of the death of a member, the cash value of assets in his or her account under the Plan shall be delivered to, as applicable, such spouse or beneficiaries who shall survive the member, in accordance with the applicable designation (to the extent effective and enforceable at the time of the member’s death) and the provisions of the Plan, subject to such regulations as the Committee from time to time may prescribe in respect of distributions to minors; provided, however, that if the Trustee or the Committee shall be in doubt as to the right of any such person to receive any of the cash value of such assets, the Trustee may deliver the same to the estate of the member, in which case the Trustee, the several Participating Companies and the Committee and the several members thereof and alternates for members shall not be under any further liability to anyone. Except as hereinabove provided, in the event of the death of a member, the cash value of assets in his or her account under the Plan shall be delivered to his or her estate.

Exhibit 4.1

XXV. Limitation on Contributions under Section 415 of the Internal Revenue Code

Notwithstanding any other provision of the Plan, the sum of any Tax-Efficient Savings and After-Tax Savings Contributions for any limitation year shall not exceed the applicable limits set by Section 415 of the Internal Revenue Code and the regulations thereunder. Additionally, prior to January 1, 2000, the combined limitation of Section 415(e) of the Internal Revenue Code will be administered so that a Member’s defined benefit plan fraction and defined contribution plan fraction will not exceed 1.0 in any limitation year and will be accomplished by reducing the rate of benefit accruals under the defined benefit plan so that the sum of the fractions equals 1.0. Thereafter, such combined limitation shall not apply. For purposes of this Paragraph XXV, “limitation year” shall mean the 12-month period beginning April 1.

XXVI. Transfer of Assets to or from the Plan

1. Notwithstanding any other provisions of the Plan, and subject to such regulations and procedures as the Committee may prescribe, assets may be transferred to the Plan from the Tax Reduction Act Stock Ownership Plan for Hourly Employees in the United States or the Tax Reduction Act Stock Ownership Plan for Salaried Employees or any other similar plan maintained by the Company or its subsidiaries. If any cash or securities shall be delivered to the Trustee by the trustee under any of such plans, effective on or after April 30, 1989, the Trustee shall receive and hold such assets in the Plan trust and shall credit them to accounts in the Plan for employees on whose behalf such assets have been transferred. Assets received in cash shall be invested in the Current Interest Fund, or its successor. Thereafter all such assets shall be subject to all provisions of the Plan applicable to any other assets credited to the accounts of Members.

2. A Member may elect to have the Plan accept a transfer from a savings plan of a subsidiary where the Member was previously employed of any fully vested amounts, either in the form of cash or Company stock, provided that such acceptance would not require the Plan to provide benefits in an amount or form not otherwise provided under the Plan in order to preserve an accrued benefit under the transferor plan. Amounts transferred would be invested in accordance with the Member’s election among investment elections available under the Plan made at the time of election to have assets transferred. Thereafter, all such assets shall be subject to all provisions of the Plan applicable to any other assets credited to the accounts of Members.

3. A Member who is no longer eligible to contribute to the Plan may elect to have transferred from the Plan all, but not less than all, assets in such Member’s account under the Plan, either in the form of cash or Company stock, to a savings plan of a subsidiary where the Member is currently employed, subject to acceptance by the transferee plan.

4. Effective December 31, 2004, the ZF Batavia LLC Savings Plan for Hourly Employees ("ZFBSPHE") was merged with the Plan, and all assets of the ZFBSPHE were transferred to the Plan on this date.

XXVII. Employee Stock Ownership Plan

1. There was established in the Plan an Employee Stock Ownership Plan (‘‘ESOP’’) effective January 1, 1989. The ESOP consists of all the shares of Company stock in the Plan at any time and from time to time including all the shares in the Ford Stock Fund, shares formerly allocated to members’ accounts and shares held in the suspense account as hereinafter described and all assets attributable to contributions made after December 31, 1988.

2. The trustee of the ESOP shall be the Trustee of the Plan or such other qualified organization as the Company shall select (the ‘‘Trustee of the ESOP’’). The Trustee of the Plan and the Trustee of the ESOP shall hold, invest, transfer and distribute the shares of Company stock and all other assets in the ESOP in accordance with the provision of this Paragraph XXVII and the Plan. In the event the Company selects an organization other than the Trustee of the Plan to be Trustee of the ESOP, their duties under the ESOP shall be allocated between them as hereinafter provided or in accordance with the provisions of the trust agreements appointing such Trustee of the Plan and Trustee of the ESOP.

Exhibit 4.1

3. (i) The Trustee of the ESOP shall borrow on behalf of the ESOP an amount not exceeding the amount of dividends estimated by the Trustee of the ESOP, after consultation with the Trustee of the Plan and the Treasurer of the Company, to be paid on Company stock held continuously since January 1, 1989 in the ESOP for such period as the Trustee of the ESOP shall select, subject to a guarantee by the Company of payment of any such loan.
(ii) The Trustee of the ESOP is authorized to borrow such amount from such persons, including the Company, as the Trustee of the ESOP shall determine. The loan shall provide for repayment, within such period as the Trustee of the ESOP shall have selected, and shall be payable on such other terms as the Trustee of the ESOP in its sole discretion shall determine. The interest rate of a loan must not be in excess of a reasonable rate of interest.
(iii) The proceeds of any such loan shall be used by the Trustee of the ESOP to purchase as soon as practicable shares of Company stock in accordance with the provisions of Paragraph XVII hereof. The Trustee of the ESOP is authorized to pledge such stock as security for payment of such loan. The loan shall be without recourse against the ESOP.

4. The Trustee of the ESOP shall hold the shares of Company stock so purchased in the Plan in a suspense account unallocated until such time as all or part of the related loan and interest thereon is paid as hereinafter provided. The Trustee of the ESOP shall vote shares of Company stock in the suspense account in its discretion, notwithstanding the provisions of Paragraph XVIII hereof.

5. The Trustee of the Plan and the Trustee of the ESOP shall apply dividends paid on Company stock held in the ESOP with respect to which a loan was taken, including shares held in the Ford Stock Fund, to payment of such loan made in accordance with Subparagraph 3 hereof and interest thereon.

In the event that such dividends paid on Company stock are not sufficient to enable the Trustee of the ESOP to make any payment on such loan the Trustee of the ESOP shall sell shares of Company stock held in the suspense account in an amount necessary to permit such payment provided, however, that the Company may elect to make an additional contribution to the Plan by making payment to the Trustee of the ESOP in an amount sufficient to enable the Trustee of the ESOP to make all or part of such payment without selling shares of Company stock held in the suspense account.

In the event that such dividends paid on Company stock and the amount realized from the sale of Company stock held in the suspense account are not sufficient to enable the Trustee of the ESOP to make any payment on such loan, the Company shall make an additional contribution to the Plan by making payment to the Trustee of the ESOP in an amount sufficient to enable the Trustee of the ESOP to make such payment or shall pay such amount to the lender.

6. The shares held in the suspense account shall be released from the suspense account to the Trustee of the Plan in an amount that bears the same ratio to the total number of shares in the suspense account as the amount of principal and interest paid on the loan bears to the total amount of principal and interest outstanding. The Trustee of the Plan shall allocate such shares so released to the Ford Stock Fund and the accounts of members who have elected to invest in the Ford Stock Fund shall be adjusted as if the dividends paid on Company stock with respect to shares held in the Ford Stock Fund had been used to acquire shares of Company stock in the open market on the last day of the month preceding the date such shares are released from the suspense account.

To the extent that the number of shares released from the suspense account at any time is less than the number that would be required for allocation to the Ford Stock Fund if the dividends paid on Company stock had been used to acquire shares of Company stock in the open market at the closing price on the New York Stock Exchange on the dividend payment date, the Trustee of the ESOP shall release additional shares from the suspense account so that the value at the closing price on the New York Stock Exchange on the dividend payment date of the total number of shares released to the Trustee of the Plan for the Ford Stock Fund shall equal the total of (a) the dividends paid to the Trustee of the ESOP by the Trustee of the Plan with respect to Company Stock held in the Ford Stock Fund and (b) the dividends received by the Trustee of the ESOP with respect to Company Stock held in the suspense account. If there are not enough additional shares in the suspense account to satisfy the requirement of the immediately preceding sentence, the Company shall make an additional contribution to the Plan in an amount sufficient to permit the Trustee of the ESOP to acquire additional shares so that the value at the closing price on the dividend payment date of the shares released to the Trustee of the Plan plus cash, if any, shall equal the dividends paid by the Trustee of the Plan with respect to Company Stock to the Trustee of the ESOP. If at the end of any Plan Year, or after the final payment of any loan effected pursuant to Subparagraph 3 above, additional shares of Company Stock have been released from the suspense account during the Plan Year to satisfy the requirements of the first sentence of this paragraph and there is not at the end of the Plan Year an excess of shares as described in the immediately following paragraph at least equal in value to the value of the additional shares released (measured as provided in the first sentence of this paragraph) previously in the Plan Year, the Company shall make an additional contribution to the Plan so that the total value of the excess shares described in the immediately following paragraph and the contribution equals the value (as determined in the first sentence of this paragraph) of the additional shares released.

Exhibit 4.1

To the extent that the number of shares released from the suspense account at any time exceeds the number that would be required if the dividend paid on Company stock had been used to acquire shares of Company stock in the open market, the excess shall be held by the Trustee of the ESOP and released at the end of the calendar year to the Trustee of the Plan for an addition to the Ford Stock Fund and allocation of additional units in the Ford Stock Fund to the accounts of members in an amount proportional to the number of Ford Stock Fund units in their accounts.

7. Contributions to the ESOP for any eligible employee who is a highly compensated employee shall be limited to the extent required under the principles described in Paragraph IV with respect to Tax-Efficient Savings Contributions.

8. The Committee is authorized to make such adjustments in the administration of the Plan and the ESOP as it deems necessary, appropriate or desirable to carry out the purposes and intents of this Paragraph XXVII.

9. In the event that any or all of the tax benefits available under the tax laws on the effective date hereof are restricted or eliminated, as determined by the Company, the Trustee of the ESOP is authorized upon direction by the Company to sell upon such terms, at such times and to such persons, as the Trustee of the ESOP in its sole discretion shall determine, any or all of the shares of Company stock in the suspense account and to use the proceeds of such sale to pay all or part of the loan balance outstanding, together with interest thereon. Any excess shares in the suspense account at such time shall be allocated as provided in Subparagraph 6 hereof.

XXVIII. Claim Procedure

(a) Denial of a Claim for Benefits or Participation

A claimant shall make a claim for benefits or participation by making a request in accordance with the Plan. If a claim for benefits or participation is denied in whole or in part, the claimant will receive written notification from the third party plan administrator within ninety (90) days from the date the claim for benefits or participation is received. Such notice shall be deemed given upon mailing, full postage prepaid in the United States mail or if provided electronically to the claimant. Any actual denial of a claim under this Plan shall be written and set forth in a manner calculated to be understood by the claimant. The denial of claim shall include (i) the specific reason or reasons for the denial; (ii) specific reference to pertinent Plan provisions on which the denial is based along with a copy of such Plan provisions or a statement that one will be furnished at no charge upon the claimant’s request; (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and (iv) appropriate information as to the steps to be taken if the claimant wishes to submit his or her claim for review, along with a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review. If the third party plan administrator determines that an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial ninety (90) day period. In no event shall such extension exceed a period of ninety (90) days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the determination.

(b) Review of Denial of the Claim for Benefits or Participation by the Committee

In the event that the third party plan administrator denies a claim, a claimant may (i) request a review upon appeal by written application to the Committee; (ii) review pertinent documents; and (iii) submit issues and comments in writing. A claimant must request a review upon an appeal of the denial of the claim by the third party plan administrator under this Plan within sixty (60) days after the claimant receives the written notification of denial of the claim. Since the Committee is reviewing the appeal, it will be considered at the Committee’s next regularly scheduling meeting. If it is filed within thirty (30) days of the next meeting, a decision by the Committee, as appropriate shall be made by the date of the second meeting after receipt of the claimant’s request for review. Under special circumstances an extension of time for processing may be required, in which case a decision shall be rendered by the date of the third meeting. If an extension is required because information is incomplete, the review period will be tolled from date the notice was sent to the date information is received. In the event such an extension is needed, written notice of the extension shall be provided to the claimant prior to the commencement of the extension. Written notice of a decision will be made not any later than five (5) days after the decision has been made by the Committee. The decision on review shall be in writing in a manner calculated to be understood by the claimant, and include (i) the specific reason or reasons for the denial; (ii) specific reference to pertinent Plan provisions on which the denial is based along with a copy of such Plan provisions or a statement that one will be furnished at no charge upon the claimant’s request; (iii) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits; and (iv) a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review. Decisions of the Committee are final and conclusive and are only subject to the arbitrary and capricious standard of judicial review.

Exhibit 4.1

(c) Fiduciary Claims

(i) A claimant shall make a claim alleging breach of fiduciary duties by filing a written claim with the Plan Administrator. The claim must specifically set forth the facts concerning the alleged breach and must clearly identify the Plan fiduciary who claimant alleges has committed a fiduciary breach. The claim shall cite the legal basis for the allegation of fiduciary breach and shall set forth the remedy that the claimant requests on behalf of the Plan.

(ii)The Plan Administrator shall review the claim and make a determination within ninety (90) days from the date the claim is received. Such notice shall be deemed given upon mailing, full postage prepaid in the United States mail or if provided electronically to the claimant. Any actual denial of a claim shall be written and set forth in a manner calculated to be understood by the claimant. The denial of the claim shall include the elements set forth in section (b) above. If the Plan Administrator determines that an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial ninety (90) day period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan Administrator expects to render the determination. At the Plan Administrator’s discretion, the claim may be referred to the Committee or the Senior Vice President -General Counsel for review.

(iii) In the event that the Plan Administrator denies a claim, a claimant may (i) request a review upon appeal by written application to the Committee; (ii) review pertinent Plan documents; and (iii) submit issues and comments in writing. A claimant must request a review upon appeal of the denial of the claim by the Plan Administrator under this Plan within sixty (60) days after the Participant receives written notification of denial of the claim. The appeal will be considered at the Committee’s next regularly scheduled meeting. If the appeal is filed within thirty (30) days of the next meeting, a decision by the Committee, as appropriate, shall be made by the second meeting after receipt of the Participant’s request for review. Under special circumstances, an extension of time for processing may be required, in which case a decision shall be rendered by the date of the third meeting. If an extension is required because information is incomplete, the review period will be tolled from the date the notice was sent to the date the information is received. In the event such an extension is needed, written notice of the extension shall be provided to the claimant prior to the commencement of the extension. In reviewing the claim, the Committee may retain experts or other independent advisors. In such event, an extension of time for processing may be required but a decision on the appeal shall be made as soon as is reasonably practicable under the circumstances. Written notice of the decision will be made to the claimant not any later than five (5) days after the decision has been made by the Committee. At the Committee’s discretion, an appeal from a denial of the claim by the Plan Administrator, or a referral of a claim directly to the Committee by the Plan Administrator, may be referred to the Senior Vice President -General Counsel for review.

(iv) When a claim for breach of fiduciary duty, or an appeal from a denial of a fiduciary duty claim under sections (ii) and (iii) above, is referred to the Senior Vice President-General Counsel, he/she shall have full authority and sole discretion to determine the manner in which to discharge his/her responsibility with respect to the review of the claim or the appeal. This includes, but is not limited to, retaining the responsibility to review the claim or appeal, appointing an independent fiduciary, seeking a declaratory judgment in federal court, or seeking review of the claim or appeal by an existing or specially appointed committee of the Board. The Senior Vice President-General Counsel, or any person who is responsible for making the decision with respect to the claim or appeal as determined by the Senior Vice President-General Counsel as described above (“Appointee”), may retain experts or other independent advisors in his/her sole discretion with respect to review of the claim or appeal. The claim or appeal shall be reviewed on the basis of the written record submitted by the Participant and the record developed by the Plan Administrator, if any.

Exhibit 4.1

(v)A decision shall be made as soon as reasonably practicable under the circumstances. Written notice of the decision will be made to the claimant not any later than five (5) days after the decision has been made. The decision on review shall be in writing in a manner calculated to be understood by claimant, and include (i) the specific reason or reasons for the denial; (ii) specific reference to pertinent Plan provisions on which the denial is based along with a copy of such Plan provisions or a statement that one will be furnished at no charge upon the claimant’s request; (iii) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, copies of, all documents, records, and other information relevant to the claimant’s claim; and (iv) a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse determination on review. The Plan Administrator, Committee, the Senior Vice President-General Counsel or the Appointees each severally shall have full power and discretion under the Plan to consider Participant fiduciary claims. Decisions of the Committee, the Senior Vice President-General Counsel or the Appointees, as the case may be, are final and conclusive and are only subject to the arbitrary and capricious standard of judicial review and shall bind and may be relied upon by the Participants, beneficiaries, or the estate or legal representative thereof, the Trustee and all other parties in interest.

XXIX. Limitation on Claims

No legal action may be brought by a participant, dependent, beneficiary, or the estate or legal representative thereof for entitlement to benefits under the Plan or for breach of fiduciary duty until after the claims and appeals procedures of the Plan have been exhausted. Unless a different period of limitation is specifically provided under ERISA, any claim under the Plan must be brought no later than two years after such claim has accrued in order for the review authorities to conduct a timely and effective investigation of the claim. For matters not specifically addressed in Article XXVIII, no other actions may be brought against the Plan more than six months after such claim has accrued.

APPENDIX A

ADDITIONAL MUTUAL FUNDS AND NON-MUTUAL FUNDS
LIFE STAGE FUNDS:

Fidelity Freedom Income Fund®
Fidelity Freedom 2000 Fund®
Fidelity Freedom 2010 Fund®
Fidelity Freedom 2020 Fund®
Fidelity Freedom 2030 Fund®
Fidelity Freedom 2040 Fundѕм

EQUITY FUNDS PASSIVELY MANAGED:

BGI EAFE Equity Index Fund – Class T*
U.S. Extended Market Index Fund*
Vanguard FTSE Social Index Fund -Institutional Shares
Vanguard Institutional Index Fund -Institutional Plus Shares

*Non-Mutual Funds

Exhibit 4.1

EQUITY FUNDS ACTIVELY MANAGED -DOMESTIC:

Fidelity Capital Appreciation Fund
Fidelity Contrafund®
Fidelity Dividend Growth Fund
Fidelity Equity Income Fund
Fidelity Growth Company Fund
Fidelity Real Estate Investment Portfolio
Janus Aspen Large Cap Growth Portfolio – Institutional Class
Neuberger Berman Genesis Fund -Institutional Class
Oakmark Select Fund – Class I
Royce Low-Priced Stock Fund-Institutional Class

EQUITY FUNDS ACTIVELY MANAGED -INTERNATIONAL:

Fidelity Overseas Fund
T. Rowe Price International Discovery Fund
Templeton Foreign Fund -Advisor Class

FIXED INCOME:

PIMCO Real Return Fund -Institutional Class
PIMCO Total Return Fund -Institutional Class
PIMCO Total Return III Fund -Institutional Class
T. Rowe Price Institutional High-Yield Fund